                                                                EXHIBIT 10.8


                                                                  EXECUTION COPY

================================================================================


                             NOTE PURCHASE AGREEMENT


                                 by and between


                      THE MOHEGAN GAMING AUTHORITY, ISSUER


                                       and


                   SUN INTERNATIONAL HOTELS LIMITED, PURCHASER


                    ----------------------------------------

                         Dated as of September 29, 1995

                    ----------------------------------------


                                   $40,000,000

          (plus such additional principal amount of Subordinated Notes as may be issued hereunder from time to time)

================================================================================

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01   Definitions ................................................    1
Section 1.02   Other Definitions ..........................................    9
Section 1.03   Schedules, Exhibits, Etc ...................................   10

                                   ARTICLE II
                REPRESENTATIONS AND WARRANTIES OF THE AUTHORITY

Section 2.01   Organization; Good Standing; No Subsidiaries ...............   10
Section 2.02   Power and Authority ........................................   10
Section 2.03   Due Authorization of this Agreement ........................   10
Section 2.04   Due Authorization of the Subordinated Notes ................   10
Section 2.05   No Violations ..............................................   10
Section 2.06   No Litigation ..............................................   11
Section 2.07   No Governmental Action .....................................   12
Section 2.08   Taxes ......................................................   12
Section 2.09   Investment Company .........................................   12
Section 2.10   Liabilities ................................................   12
Section 2.11   No Other Offers ............................................   12
Section 2.12   Commissions ................................................   13
Section 2.13   Additional Representations .................................   13
Section 2.14   Full Disclosure ............................................   13

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                                   ARTICLE IV
                  SALE AND REPAYMENT; REDEMPTION AND REPURCHASE

Section 4.01   Sale of the Subordinated Notes .............................   14
Section 4.02   Stated Maturity ............................................   14
Section 4.03   Interest on the Subordinated Notes .........................   14
Section 4.04   Default Interest ...........................................   15

Section 4.05   No Mandatory Redemption ....................................   15
Section 4.06   Optional Redemption ........................................   15
Section 4.07   Notices to Holders .........................................   16
Section 4.08   Selection of Subordinated Notes for Redemption or Repurchase   16
Section 4.09   Effect of Notice of Redemption .............................   16
Section 4.10   Deposit of Redemption or Purchase Price ....................   16
Section 4.11   Subordinated Notes Purchased or Redeemed in Part ...........   17
Section 4.12   Repurchase Offers ..........................................   17

                                    ARTICLE V

                                    COVENANTS


Section 5.01   Payment of Subordinated Notes ..............................   19
Section 5.02   Maintenance of Office or Agency ............................   19
Section 5.03   Reports ....................................................   20
Section 5.04   Compliance Certificate .....................................   20
Section 5.05   Taxes ......................................................   20
Section 5.06   Stay, Extension and Usury Laws .............................   20
Section 5.07   Cash Maintenance Account ...................................   21
Section 5.08   Limitations on Incurrence of Indebtedness ..................   22
Section 5.09   Transactions with Affiliates ...............................   23
Section 5.10   Liens ......................................................   23
Section 5.11   Line of Business ...........................................   23
Section 5.12   Existence of the Authority .................................   23
Section 5.13   Offer to Repurchase Upon Change of Control .................   24
Section 5.14   Use of Proceeds ............................................   24
Section 5.15   Gaining Licenses ...........................................   25
Section 5.16   Construction ...............................................   25
Section 5.17   Limitation on Status as Investment Company .................   25
Section 5.18   Further Assurances .........................................   25
Section 5.19   Limitation on Creation of Subsidiaries, etc ................   25
Section 5.20   Appointment of Custodian ...................................   26
Section 5.21   Remaining Excess Cash Purchase Offer .......................   26
Section 5.22   Stipulated Judgment ........................................   26

                                   ARTICLE VI

               CLOSING; CONDITIONS OF THE PURCHASER'S OBLIGATIONS

Section 6.01   Closing ....................................................   27
Section 6.02   Conditions to Closing ......................................   27

                                   ARTICLE VII

                               EVENTS OF DEFAULT

Section 7.01   Events of Default ..........................................   30
Section 7.02   Acceleration ...............................................   31
Section 7.03   Other Remedies .............................................   31
Section 7.04   Waiver of Past Defaults ....................................   32
Section 7.05   Rights of Holders of Subordinated Notes to Receive Payment .   32

                                  ARTICLE VIII

                                  SUBORDINATION

Section 8.01   Agreement to Subordinate ...................................  32
Section 8.02   Liquidation,  Dissolution, Bankruptcy ......................  33
Section 8.03   Default on Other Senior Indebtedness .......................  33
Section 8.04   Acceleration of Payment of the Subordinated Notes ..........  34
Section 8.05   When Distribution Must Be Paid Over ........................  34
Section 8.06   Subrogation ................................................  34
Section 8.07   Relative Rights ............................................  35
Section 8.08   Subordination May Not Be Impaired by the Authority .........  35
Section 8.09   Distribution or Notice to Representative ...................  35
Section 8.10   Article VIII not to Prevent Events of Default ..............  35
Section 8.11   Reliance by Holders of Senior Indebtedness on
               Subordination Provisions ...................................  35
Section 8.12   Amendments .................................................  35

                                   ARTICLE IX

                           LIQUIDATION AND DISSOLUTION

                                    ARTICLE X

                        THE SUBORDINATED NOTES; TRANSFER

Section 10.01  Form of Subordinated Notes .................................   36
Section 10.02  Restrictive Legends on Subordinated Notes ..................   36
Section 10.03  Transfer of the Subordinated Notes .........................   37
Section 10.04  Registration of Transfer ...................................   37
Section 10.05  Register ...................................................   37

                                   ARTICLE XI

                                   TERMINATION

Section 11.01  Termination ................................................   38
Section 11.02  Liability ..................................................   38

                                   ARTICLE XII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 12.01  Option to Effect Legal Defeasance or Covenant Defeasance ...   38
Section 12.02  Legal Defeasance and Discharge .............................   38
Section 12.03  Covenant Defeasance ........................................   39
Section 12.04  Conditions to Legal or Covenant Defeasance .................   39
Section 12.05  Deposited Money and Government Securities to be Held
               in Trust; Other Miscellaneous Provisions ...................   41
Section 12.06  Repayment to Authority .....................................   41
Section 12.07  Reinstatement ..............................................   42
Section 12.08  Note Collateral ............................................   42

                                  ARTICLE XIII

                                  MISCELLANEOUS

Section 13.01  Expenses ...................................................   42
Section 13.02  Survival of Representations and Warranties; Severability ...   42
Section 13.03  Entire Agreement; Amendment and Waiver .....................   43
Section 13.04  Notices, etc ...............................................   43
Section 13.05  Successors and Assigns .....................................   43
Section 13.06  Descriptive Headings .......................................   44
Section 13.07  No Personal Liability of Directors, Officers,
               Employees and Stockholders .................................   44
Section 13.08  Governing Law ..............................................   44
Section 13.09  Judicial Proceedings; Waiver of Jury .......................   44
Section 13.10  Dispute Resolution and Consent to Suit .....................   45
Section 13.11  Counterparts ...............................................   45

      NOTE PURCHASE AGREEMENT (this "Agreement") dated as of September 29, 1995 by and between the Mohegan Tribal Gaming Authority (the "Authority") of the Mohegan Tribe of Indians of Connecticut (the "Tribe") and Sun International Hotels Limited ("Purchaser").

      WHEREAS, the Authority is authorized to issue and sell up to $40,000,000 aggregate principal amount of its Subordinated Notes due November 15, 2003, plus such additional aggregate principal amount of Subordinated Notes due November 15, 2003 as may be issued hereunder or contemplated by the Secured Completion Guarantee (as defined herein) (collectively, the "Subordinated Notes")); and

      WHEREAS, the Authority desires to sell to Purchaser, and Purchaser desires to purchase from the Authority, the Subordinated Notes upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01 Definitions. As used in this Agreement, the following terms shall have the meanings specified below:

      "Additional Project Financing" shall have the meaning specified in the Disbursement and Escrow Agreement.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that, for purposes of Section 5.09 only, beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

      "Authority" means the Mohegan Tribal Gaming Authority, together with any subdivision, agency, subunit or Subsidiary thereof and any successor and assignee thereto.

      "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

      "Business Day" means any day other than a Legal Holiday.

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on the balance sheet in accordance with GAAP.

      "Capital Stock" means with respect to any Person, any and all shares, interests, participations, rights or other equivalent (however designated) in the profits or losses of such Person, including, (i) if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of; such partnership or
(ii) with respect to the Authority, any interest or participation in the profits or losses of the Authority or its business other than fees paid to the Manager under the Gaming Facility Management Agreement, amounts paid to the state of Connecticut under the Compact or the memorandum of understanding thereunder, Cash Flow Participation Interest on the Senior Secured Notes or any fees for goods and services provided to the Authority in the ordinary course of business and which is measured by revenues or income.

      "Cash Available for Cash Maintenance Account" shall have the meaning specified in the Senior Secured Note Indenture.

      "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $300 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper rated A-1 or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within one year after the date of acquisition and (vi) investment funds investing solely in securities of the types described in clauses (ii) - (v) above.

      "Cash Flow Participation Interest" shall have the meaning specified in paragraph 1 of the Senior Secured Notes.

      "Cash Maintenance Account" means the cash collateral account required to be established pursuant to Section 5.07.

      "Change of Control" means the occurrence of any of the following: (i) the Authority ceases to be a wholly owned unit, instrumentality or subdivision of the government of the Tribe, (ii) the Authority ceases to have the exclusive legal right to operate gaming operations of the Tribe, (iii) the Authority fails to retain in full force and effect at all times all material governmental consents, permits or legal rights necessary for the operation of the Resort and such failure continues for a period of 90 consecutive days, (iv) TCA or any other entity in which Sun International owns, directly or indirectly, at least 50% of the Capital Stock ceases to be the manager of the Resort or fails to hold any material governmental consent or permit required to manage the Resort and such failure continues for a period of 90 consecutive days or (v) Sun International fails to own, directly or indirectly, at least 50% of the Capital Stock of the manager.

      "Compact" means the tribal-state Compact entered into between the Tribe and the State of Connecticut pursuant to the Indian Gaming Regulatory Act of 1988, PL 100-497, 25 U.S.C. 2701 et seq. as the same may, from time to time, be amended, or such other Compact as may be substituted therefor.

      "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

      "Development and Construction Agreement" means the Amended and Restated Gaming Facility Development and Construction Agreement between the Tribe and the Manager.

      "Disbursement and Escrow Agreement" means the Disbursement and Escrow Agreement among Sun International, the Authority, TCA, the Trustee, First Fidelity Bank, as Escrow Agent, and Chicago Title Insurance Company, as Disbursement Agent, substantially in the form delivered to the Trustee under the Senior Secured Note Indenture.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Eligible Institution" means (a) the Trustee, (b) an affiliate of the Trustee or (c) a commercial banking institution that is federally chartered or organized under the laws of the State of Connecticut, is not affiliated with or chartered by the Tribe, has combined capital and surplus in excess of $500 million, conducts banking operations in the State of Connecticut, and whose debt is rated "A" (or higher) according to Standard & Poor's Ratings Group or Moody's Investors Service, Inc.

      "Escrow Account" shall have the meaning set forth in the Disbursement and Escrow Agreement.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Fixed Charge Coverage Ratio" shall have the meaning set forth in the Senior Secured Note Indenture.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

      "Gaming" means any and all activities defined as Class II or Class III Gaming under IGRA or authorized under the Compact.

      "Gaming Facility Management Agreement" or "Management Agreement" means that certain Amended and Restated Gaming Facility Management Agreement between the Tribe and the Manager dated August 30, 1995, which shall be assigned by the Tribe to the Authority on or before the Issuance Date.

      "Gaming Regulatory Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including without limitation, any division of the Authority and any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Tribe or the Authority.

      "Gaming License" means every license, franchise or other authorization required to own, lease, operate or otherwise conduct gaming activities of the Tribe or the Authority, including without limitation, all such licenses granted under the gaming ordinance of the Tribe, and the regulations promulgated pursuant thereto, and other applicable federal, state, foreign or local laws.

      "Government Securities" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act, as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the

Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

      "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

      "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

      "Holder" means a Person in whose name a Subordinated Note is registered.

      "IGRA" means the Indian Gaming Regulatory Act of 1988, PL 100-497, 25 U.S.C. 2701 et seq. as same may, from time to time, be amended.

      "Indebtedness" means, with respect to any Person, (a) any indebtedness of such Person, whether or not contingent (i) in respect of borrowed money, including accrued and unpaid Cash Flow Participation Interest, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), (iii) representing the balance deferred and unpaid of the purchase price of any property (including Capital Lease Obligations), except any such balance that constitutes an accrued expense or trade payable or (iv) representing any Hedging Obligations, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business) and (c) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset of the referent Person (whether or not such Indebtedness is assumed by such referent Person).

      "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the judgment of the Management Board, (i) qualified to perform the task for which it has been engaged and (ii) disinterested and independent with respect to the Authority and each Affiliate of the Authority.

      "Issuance Date" means the closing date for the sale and original issuance of the Subordinated Notes.

      "Lease" means the Land Lease between the Tribe and the Authority, delivered pursuant to the Senior Secured Note Indenture.

      "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on the interest that was due for the intervening period.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, Security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

      "Management Board" means the Management Board of the Authority or any authorized committee of the Management Board of the Authority, as applicable.

      "Management Fee" means the management fee under the Gaming Facility Management Agreement.

      "Manager" means TCA or any successor permitted pursuant to this Agreement.

      "Note Collateral" has the meaning ascribed to it in the Senior Secured
Note Indenture.

      "Obligations" means any principal, premium, interest (including post-petition interest), penalties, fees, indemnifications, reimbursements, damages and other monetary liabilities payable under the documentation governing any Indebtedness.

      "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person and, in the case of the Authority, shall include members of the Management Board.

      "Officers' Certificate" means a certificate signed on behalf of the Authority by two Officers of the Authority one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Authority.

      "Opinion of Counsel" means an opinion from legal counsel that meets the requirements of Section 6.02(e) hereof.

      "Paying Agent" means the office maintained by the Authority for the payment of the Subordinated Notes.

      "Permitted Liens" means (i) Liens to secure the Indebtedness permitted by the terms of the Senior Secured Note Indenture on the hotel assets (excluding any Lien on land held in trust for the Tribe by the United States of any real property interest therein, including for buildings, improvements, and fixtures, other than any leasehold interest) or revenues financed by such Indebtedness, or on after acquired personal property or intangibles used in connection therewith,
(ii) Liens in favor of the Tribe representing the ground lessor's interest under the Lease, (iii) Liens on property existing at the time of acquisition thereof by the Authority; provided, however, that such Liens were in existence prior to the contemplation of such acquisition, (iv) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business, (v) Liens to secure Indebtedness (including capital lease obligations) permitted by clause (c) of the second paragraph of Section 4.09 of the Senior Secured Note Indenture, covering only the assets acquired with such Indebtedness, (vi) Liens existing on the date hereof, (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor and (viii) Liens incurred in the ordinary course of business of the Authority with respect to obligations that do not exceed $250,000 at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Authority, provided, however, it is acknowledged that Permitted Liens will not include any Lien on the land held in trust for the Tribe by the United States or any interest in real property thereon, including the buildings, improvements and fixtures (other than the leasehold interest pursuant to the Lease) or which will give the holder thereof a proprietary interest in any gaming activity as prohibited by 11(b)(2)(A) of IGRA.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "Principal Business" means the casino gaming and resort business and any activity or business incidental, directly related or similar thereto, or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto, including any hotel, entertainment, recreation or other activity or business designed to promote, market, support, develop, construct or enhance the casino gaming and resort business operated by the Authority.

      "Project" means the Resort.

      "Resort" means the multi-amenity gaming and entertainment complex proposed to be constructed in Montville, Connecticut as described in the Authority's Offering Memorandum dated September 21, 1995 in connection with the issuance of the Senior Secured Notes.

      "SEC" means the Securities and Exchange Commission.

      "Secured Completion Guarantee" means that certain Secured Completion Guarantee dated as of September 29, 1995 by Sun International in favor of the Trustee.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Senior Indebtedness" means all Obligations of the Authority under the Senior Secured Notes, the Senior Secured Note Indenture and the related Collateral Documents (as defined in the Senior Secured Note Indenture) and all Obligations under any other Indebtedness of the Authority that was not issued in violation of the covenants contained in this Agreement (including the Working Capital Financing, as permitted by the Senior Secured Note Indenture as in effect on the Issuance Date), unless the instrument under which such Indebtedness is incurred expressly provides that such Indebtedness is pari passu with or subordinated in right of payment to the Subordinated Notes. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include (i) any Indebtedness of the Authority to the Tribe or any other Affiliate of the Tribe or the Authority (other than any such Indebtedness expressly authorized, permitted or required to be incurred by the terms of the Senior Secured Note Indenture), or (ii) trade payables.

      "Senior Secured Note Indenture" means that certain Indenture dated as of September 29, 1995 by and among the Tribe, the Authority and First Fidelity Bank, as trustee, pursuant to which the Senior Secured Notes are issued.

      "Senior Secured Notes" means the Authority's Series A Senior Secured Notes due November 15, 2002 and its Series B Senior Secured Notes due November 15, 2002.

      "Subordinated Indebtedness" means any Indebtedness of the Tribe or the Authority which is expressly by its terms subordinated in right of payment to the Senior Secured Notes and any Guarantee thereof.

      "Subordinated Notes" means the Subordinated Notes due November 15, 2003 issued by the Authority pursuant hereto.

      "Subsidiary" means (i) any instrumentality, or subdivision or subunit of the Authority that has a separate legal existence or status or whose property and assets would not be bound by the terms of the Senior Secured Note Indenture or the Collateral Documents (as defined in the Senior Secured Note Indenture) or
(ii) with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof. The Tribe and any other instrumentality of the Tribe that is not also an instrumentality of the Authority shall not be a Subsidiary of the Authority.

      "Sun International" means Sun international Hotels Limited, a Bahamian corporation, or any of its Affiliates.

      "TCA" means Trading Cove Associates, a Connecticut general partnership.

      "Tribe" means the Mohegan Tribe of Indians of Connecticut, a sovereign tribe recognized by the United States of America pursuant to 25 C.F.R. ss.83.

      "Trustee" means First Fidelity Bank, as trustee, under the Senior Secured
Note Indenture until a successor replaces it in accordance with the applicable provisions of the Senior Secured Note Indenture and thereafter means the successor serving hereunder.

      Section 1.02 Other Definitions.


                                                             Defined in
      Term                                                    Section

      "Affiliate Transaction" ..........................        5.09
      "Cash Available for Cash Maintenance Account" ....        5.07
      "Change of Control Offer" ........................        5.13
      "Change of Control Payment" ......................        5.13
      "Closing" ........................................        6.01
      "Closing Date" ...................................        6.01
      "Covenant Defeasance" ............................       12.03
      "Deferred Amount" ................................        5.07
      "Defeasance Agent" ...............................       12.04
      "Event of Default" ...............................        7.01
      "Legal Defeasance" ...............................       12.02
      "Material Adverse Effect" ........................        2.06
      "Offer Amount" ...................................        4.12
      "Offer Period" ...................................        4.12
      "Payment Blockage Period" ........................        8.03
      "Payment Notice" .................................        8.03
      "Project Costs" ..................................        4.01

      "Purchase Date" ..................................        4.12
      "Purchase Price" .................................        4.01
      "Refinancing Indebtedness" .......................        5.08
      "Remaining Excess Cash Purchase Amount" ..........        5.21
      "Remaining Excess Cash Purchase Offer" ...........        5.21
      "Repurchase Offer" ...............................        4.12
      "Weighted Average Life to Maturity" ..............        5.08

      Section 1.03 Schedules, Exhibits, Etc. References to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement; references to a "Section" or a "subdivision" are, unless otherwise specified, to a Section or a subdivision of this Agreement.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE AUTHORITY

      Section 2.01 Organization; Good Standing; No Subsidiaries. The Authority is duly organized and validly existing as an instrumentality of the Tribe and has all requisite power and authority to carry on its business as it is being conducted. The Authority has no Subsidiaries other than those listed on the organizational chart attached hereto as Exhibit B.

      Section 2.02 Power and Authority. The Authority has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Subordinated Notes and to consummate the transactions contemplated hereby and thereby, including, without limitation, the power and authority to issue, sell, deliver and perform all Obligations relating to the Subordinated Notes as provided herein and therein.

      Section 2.03 Due Authorization of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Authority and is the legally valid and binding agreement of the Authority, enforceable against it in accordance with its terms.

      Section 2.04 Due Authorization of the Subordinated Notes. The Subordinated Notes have been duly and validly authorized for issuance and sale to Purchaser by the Authority pursuant to this Agreement and, when issued, authenticated and delivered against payment therefor in accordance with the terms hereof, will be the legally valid and binding obligations of the Authority, enforceable against the Authority in accordance with their terms and entitled to the benefits hereof.

      Section 2.05 No Violations. (a) Neither the Tribe nor the Authority is (i) in violation of its organizational and governing instruments, (ii) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject or (iii) in violation of any law, statute, rule, regulation, judgment or court decree applicable to it or any of its assets or properties. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument.

            (b) None of (i) the execution, delivery or performance by the Authority of this Agreement, (ii) the issuance and sale of the Subordinated Notes or (iii) the transactions contemplated by this Agreement violate, conflict with or constitute a breach of or of any of the terms or provisions applicable to the Authority or the Tribe, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Authority or the Tribe, or an acceleration of any indebtedness of the Authority or the Tribe pursuant to, (A) the organizational or governing instruments of the Authority or the Tribe, (B) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Authority or the Tribe is a party or by which any of them or their respective property is or may be bound, (C) any statute, rule or regulation applicable to the Authority, the Tribe or their respective assets or properties or (D) any judgment, order or decree of any court or governmental agency, body or administrative agency or authority having jurisdiction over the Authority, the Tribe or their respective assets or properties. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency or authority is required for (1) the execution, delivery and performance by the Authority or the Tribe of this Agreement, (2) the issuance and sale of the Subordinated Notes, (3) the transactions contemplated by this Agreement, except such as have been made and obtained. No consents or waivers from any other person are required for the execution, delivery and performance by the Authority of this Agreement and the issuance and sale of the Subordinated Notes, and the transactions contemplated by this Agreement, other than such consents and waivers as have been obtained.

      Section 2.06 No Litigation. There is (a) no action, suit, proceeding or investigation before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or threatened or contemplated to which the Authority or the Tribe is or may be a party or to which the business or property of the Authority or the Tribe is or may be subject, (b) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body or (c) no injunction, restraining order or order of any nature by a federal, state or tribal court or foreign court of competent jurisdiction to which the Authority or the Tribe is or may be subject or which their respective business, assets, or property is or may be subject, has been issued that, in the case of clauses (a),
(b) and (c) above, (i) might, singly or in the aggregate, result in a material adverse effect on the assets, liabilities, business, results of operations, condition (financial or otherwise), cash flows, affairs or prospects of the Authority or the

Tribe, (ii) would interfere with or adversely affect the issuance of the Subordinated Notes pursuant hereto or (iii) in any manner draw into question the validity of this Agreement or the Subordinated Notes (any of the events set forth in clauses (i), (ii) or (iii), a "Material Adverse Effect").

      Section 2.07 No Governmental Action. No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Subordinated Notes; no injunction, restraining order or order of any nature by a federal, state, tribal or municipal court or any governmental authority or agency or any other tribunal of competent jurisdiction has been issued that prevents the issuance of the Subordinated Notes or prevents or suspends the sale of the Subordinated Notes; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

      Section 2.08 Taxes. All tax returns required to be filed, and other filings required to be made, by the Authority and the Tribe in all jurisdictions, have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. To the knowledge of the Authority, there are no material proposed additional tax assessments against the Authority, the Tribe or their respective assets or properties.

      Section 2.09 Investment Company. Neither the Authority nor the Tribe is
(i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or analogous foreign laws and regulations, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended, or analogous foreign laws and regulations.

      Section 2.10 Liabilities. Other than the obligations of the Authority under the Senior Secured Notes, the Senior Secured Note Indenture, the Subordinated Notes, this Agreement and the other documents referred to herein or therein, neither the Authority nor the Tribe has incurred any liabilities or obligations, direct or contingent, which are material to the Authority or the Tribe or entered into any transaction not in the ordinary course of business. When the Senior Secured Notes are issued and delivered pursuant to the Senior Secured Note Indenture and the Subordinated Notes are issued and delivered pursuant to this Agreement, the Senior Secured Notes and Subordinated Notes and such other Indebtedness referred to therein will be the only Indebtedness of the Authority or the Tribe.

      Section 2.11 No Other Offers. Within the preceding twelve months neither the Authority nor any person acting on behalf of the Authority has offered or sold to, or solicited offers to buy from, any Person any Subordinated Notes or any securities of the same or a similar class as the Subordinated Notes, other than the Subordinated Notes offered or sold to Purchaser.

      Section 2.12 Commissions. There are no contracts, agreements or understandings between the Authority and any other Person that would give rise to a valid claim against the Authority for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Subordinated Notes.

      Section 2.13 Additional Representations. Each certificate signed by any Officer of the Authority and delivered to Purchaser or counsel for Purchaser shall be deemed to be a representation and warranty by the Authority to Purchaser as to the matters covered thereby. The Authority shall make such additional representations on the Issuance Date as may reasonably be requested by Purchaser, such additional representations to be consistent with those representations relating to the sale of the Senior Secured Notes.

      Section 2.14 Full Disclosure. All of the factual information heretofore or contemporaneously furnished by or on behalf of the Authority and the Tribe in writing to Purchaser is, in its entirety, correct and accurate in all material respects and is not incomplete by omitting to state any fact necessary to make such information not misleading in light of the circumstances under which such information was provided to Purchaser. There is no fact or liability known to the Authority which could reasonably be expected to have a Material Adverse Effect which has not been disclosed herein or in such other documents, certificates and statements furnished to purchaser or its counsel.

      The Authority acknowledges that Purchaser and, for purposes of the opinions to be delivered to Purchaser pursuant to Section 6.02(e) hereof, counsel to the Authority and counsel to Purchaser will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser represents that (i) it is purchasing the Subordinated Notes for its own account and not with a view to distribution thereof, (ii) it will offer or sell the Subordinated Notes only in accordance with the provisions of Section
10.03 hereof, (iii) it is an "accredited investor within the meaning of Rule 501 under the Securities Act and (iv) no part of the source of funds to be used by Purchaser to pay the purchase price of the Subordinated Notes purchased by Purchaser hereunder constitutes assets of any employee benefit plan.

                                   ARTICLE IV

                  SALE AND REPAYMENT; REDEMPTION AND REPURCHASE

      Section 4.01 Sale of the Subordinated Notes. At the Closing (as defined herein), the Authority will issue and sell to Purchaser and, subject to the terms and conditions of this Agreement, Purchaser will purchase from the Authority, Subordinated Notes in an aggregate principal amount of $40,000,000 at an aggregate purchase price equal to 100% of such principal amount, plus accrued interest, if any, from the date hereof to the date of delivery (collectively, the "Purchase Price"), $38.3 million of which shall be payable by wire transfer of immediately available funds and the $1.7 million balance of which shall be payable by the exchange of amounts owed from the Authority to Purchaser or any of its Affiliates. The Authority acknowledges that it has assumed all responsibility for the repayment of such $1.7 million, which was advanced to the Tribe prior to the Closing by the Purchaser or any Affiliate of the Purchaser, in exchange for an assignment from the Tribe of the benefits of such advances. In addition, in the event Purchaser or any Affiliate of Purchaser pays or advances any amounts in satisfaction of obligations under the Secured Completion Guarantee from time to time, not later than the second Business Day following each date on which the Authority receives written notice advising that a payment under the Secured Completion Guarantee has been made and indicating the amount of such payment, the Authority will issue additional Subordinated Notes as directed by Purchaser in the total amount of recoupment of development costs (exclusive of interest), including the aggregate principal amount of the amount paid under the Secured Completion Guarantee; provided that the total amount of recoupment of development costs (exclusive of interest), including the aggregate principal amount of borrowings for Project Costs (as defined in the "Senior Secured Note Indenture") and any advances under the Secured Completion Guarantee, shall under no circumstances exceed $325,000,000.

      Section 4.02 Stated Maturity. Principal, together with all accrued and unpaid interest on the Subordinated Notes, is payable on November 15, 2003.

      Section 4.03 Interest on the Subordinated Notes. Interest on the Subordinated Notes shall be payable as set forth in the form of Subordinated Note attached hereto as Exhibit A.

      Section 4.04 Default Interest. If the Authority defaults in a payment of interest, the Authority shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Subordinated Notes. The Authority shall notify the Holders in writing of the amount of such defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Authority shall fix each such special record date and payment date; provided, however, that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Authority shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and he amount of such interest to be paid.

      Section 4.05 No Mandatory Redemption. The Authority shall not be required to make mandatory redemption or sinking fund payments with respect to the Subordinated Notes.

      Section 4.06 Optional Redemption. (a) The Authority may not redeem or, except as permitted by Sections 5.13 or 5.21 hereof, otherwise repurchase the Subordinated Notes until the Senior Secured Notes have been repaid in full. Thereafter, the Subordinated Notes may be redeemed, in whole or in part, at the option of the Authority, at par plus accrued and unpaid interest thereon to the applicable date of redemption.

      (b) Notwithstanding any other provision hereof but subject to the provisions of Article VIII, if any Gaming Regulatory Authority requires that a Holder or beneficial owner of the Subordinated Notes be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any gaming license or franchise of the Authority under any applicable gaming laws, and the Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Regulatory Authority (or such lesser period that may be required by such Gaming Regulatory Authority) or if such Holder or beneficial owner is not so licensed, qualified or found suitable, the Authority has the right, at its option, (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Subordinated Notes within 30 days of receipt of such notice of such finding by the applicable Gaming Regulatory Authority (or such earlier date as may be required by the applicable Gaming Regulatory Authority) or (ii) to call for redemption of the Subordinated Notes of such Holder or beneficial owner at a redemption price equal to the lesser of the principal amount thereof or the price at which such Holder or beneficial owner acquired the Subordinated Notes, together with, in either case, accrued and unpaid interest (including deferred interest) to the earlier of the date of redemption or the date of the finding of unsuitability by such Gaming Regulatory Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Regulatory Authority; provided, however; that the Authority may not redeem any Subordinated Notes pursuant to this provision if an Event of Default has occurred and is continuing under the Senior Secured Note Indenture until there ceases to be any such Event of Default under the Senior Secured Note Indenture. The Authority shall not be required to pay or reimburse any Holder or beneficial owner of Subordinated Notes who is required to apply for any such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expenses shall be the obligation of such Holder or beneficial owner.

      (c) Notwithstanding any other provision contained herein, the Tribe at any time shall be entitled to acquire the Subordinated Notes from the Holders thereof at a price equal to 100% of the principal amount thereof plus all accrued and unpaid interest thereon.

      Section 4.07 Notices to Holders. If the Authority elects to redeem Subordinated Notes pursuant to the optional redemption provisions of Section
4.06 or if it is required to make an offer to repurchase the Subordinated Notes pursuant to Section 5.13 hereof, it shall furnish to the Holders an Officers' Certificate stating (i) the redemption date, (ii) the principal amount of Subordinated Notes to be redeemed and the amount of any accrued and unpaid interest thereon, (iii) the redemption price, (iv) that if any Subordinated Note is being redeemed in part, the portion of the principal amount of such Subordinated Note to be redeemed and that, after the redemption date upon surrender of such Subordinated Note, a new Subordinated Note or Subordinated Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Subordinated Note, (v) the name and address of the Paying Agent, (vi) that Subordinated Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price, (vii) that, unless the Authority defaults in making such redemption payment, interest on Subordinated Notes called for redemption ceases to accrue on and after the redemption date and (viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Subordinated Notes.

      Section 4.08 Selection of Subordinated Notes for Redemption or Repurchase. If less than all of the Subordinated Notes are being redeemed or offered to be repurchased at any time, the offer or redemption shall be deemed to be made on a pro rata basis in such a manner as the Authority may deem fair; provided, however; that such offer may be adjusted by the Authority in a manner it deems fair so that the aggregate principal amount of Subordinated Notes held by a holder is not less than $1,000.

      Section 4.09 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 4.07 hereof, Subordinated Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may be conditioned only on the completion of any similar offer required to be made in respect of Senior Indebtedness.

      Section 4.10 Deposit of Redemption or Purchase Price. On or prior to any purchase date with respect to an offer to purchase the Subordinated Notes required hereunder or redemption date, the Authority shall deposit with the Paying Agent money sufficient to pay the redemption or purchase price of, and accrued and unpaid interest, if any, on all Subordinated Notes to be purchased or redeemed on that date. The Paying Agent shall promptly return to the Authority any money deposited with the Paying Agent by the Authority in excess of the amounts necessary to pay the purchase or redemption price of, and accrued and unpaid interest, on all Subordinated Notes to be redeemed.

      If the Authority complies with the provisions of the preceding paragraph, on and after the purchase or redemption date, interest shall cease to accrue on the Subordinated Notes or she portions of Subordinated Notes called for redemption or accepted for repurchase. If a Subordinated Note is purchased or redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Subordinated Note was registered at the close of business on such record date. if any Subordinated Note tendered for purchase or called for redemption shall not be so paid upon surrender for such tender or redemption because of the failure of the Authority to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the purchase or redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Subordinated Notes and in Section 4.06 hereof.

      Section 4.11 Subordinated Notes Purchased or Redeemed in Part. Upon surrender of a Subordinated Note that is purchased or redeemed in part, the Authority shall issue to the Holder a new Subordinated Note equal in principal amount to the unpurchased or unredeemed portion of the Subordinated Note surrendered.

      Section 4.12 Repurchase Offers.

      In the event that, pursuant to Section 5.13 or 5.21 hereof, the Authority shall be required to commence an offer to all Holders to purchase Subordinated Notes (a "Repurchase Offer"), it shall follow the procedures specified below.

      The Repurchase Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Authority shall purchase at the purchase price (as determined in accordance with Section 5.13 or 5.21 hereof, as the case may be) (the "Offer Amount"), or, if the aggregate principal amount of Subordinated Notes properly tendered is less than the Offer Amount, all Subordinated Notes properly tendered in response to the Repurchase Offer. Payment for any Subordinated Notes so purchased shall be made in the same manner as interest payments are made.

      If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Subordinated Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Subordinated Notes pursuant to the Repurchase Offer.

      Upon the commencement of a Repurchase Offer, the Authority shall send, by first class mail, a notice to each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Subordinated Notes pursuant to the Repurchase

Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall state:

      (a) that the Repurchase Offer is being made pursuant to this Section 4.12 and Section 5.13 or 5.21 hereof, as the case may be, and the length of time of the Repurchase Offer shall remain open;

      (b) the Offer Amount, the purchase price and the Purchase Date;

      (c) that any Subordinated Note not properly tendered or accepted for payment shall continue to accrue interest;

      (d) that, unless the Authority defaults in making such payment, any Subordinated Note accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Purchase Date;

      (e) that Holders electing to have a Subordinated Note purchased pursuant to any Repurchase Offer shall be required to surrender the Subordinated Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Subordinated Note completed, to the Authority, a depositary, if appointed by the Authority, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

      (f) that Holder shall be entitled to withdraw their election if the Authority, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Subordinated Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Subordinated Note purchased; and

      (g) that, if the aggregate principal amount of Subordinated Notes surrendered by Holders exceeds the Offer Amount, the Subordinated Notes shall be selected for purchase pursuant to the terms of Section 4.08 hereof, and that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

      On or before the Purchase Date, the Authority shall, to the extent lawful, accept for payment, pursuant to the terms of Section 4.08 hereof, the Offer Amount of Subordinated Notes or portions thereof properly tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been properly tendered, all Subordinated Notes properly tendered, and shall deliver to the Holders who elect to have a Subordinated Note purchased an Officers' Certificate stating that at such Subordinated Notes or portions thereof were accepted for payment by the Authority in accordance with the terms of this Section 4.12. The Authority, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Subordinated Notes properly tendered by such Holder and accepted by the Authority for purchase, and the Authority shall promptly issue a new Subordinated Note and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Subordinated Note surrendered. Any Subordinated Note not so accepted shall be promptly mailed or delivered by the Authority to the Holder thereof. The Authority shall publicly announce the results of the Repurchase Offer on the Purchase Date.

      Other than as specifically provided in this Section 4.12, any purchase pursuant to this Section 4.12 shall be made pursuant to the provisions of Sections 4.07 through 4.11 hereof to the extent applicable.

                                    ARTICLE V

                                    COVENANTS

      From the date hereof until all Subordinated Notes issued pursuant hereto are no longer outstanding, the Authority covenants with the Purchaser and the Holders as follows:

      Section 5.01 Payment of Subordinated Notes. The Authority shall pay or cause to be paid the principal of, premium, if any, and interest on the Subordinated Notes on the dates and in the manner provided in the Subordinated Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Authority, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Authority in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

      The Authority shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Subordinated Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

      Section 5.02 Maintenance of Office or Agency. The Authority shall maintain in the Borough of Manhattan, the City of New York, an office or agency where Subordinated Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Authority in respect of the Subordinated Notes and this Agreement may be served. The Authority shall give prompt written notice to the Holders of the location, and any change in the location, of such office or agency. If at any time the Authority shall fail to maintain any such required office or agency or shall fail to furnish the Holders with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office designated pursuant to Section 13.04 hereof.

      Section 5.03 Reports. The Authority shall provide the Holders with copies of its annual report and of the information, documents and other reports specified in Section 13 and 15(d) of the Exchange Act which it files with the SEC, in each case within five Business Days following such filing. The Authority will also promptly provide to a Holder such other information concerning the business, property or financial condition of the Authority and the Resort such Holder may reasonably request.

      Section 5.04 Compliance Certificate. (a) The Authority shall deliver to the Holders, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Authority during the preceding fiscal year has been made under the supervision of the signing Officers of the Authority with a view to determining whether the Authority is in compliance with this Agreement and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Authority is in compliance with each and every covenant contained in this Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement (or, if a Default or Event of Default shall exist, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Authority is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred that remains in existence by reason of which payments on account of the principal of or interest on the Subordinated Notes is prohibited or if such event exists, a description of the event and what action the Authority or such obligor, as the case may be, is taking or proposes to take with respect thereto.

            (b) The Authority shall, so long as any of the Subordinated Notes are outstanding, deliver to the Holders, within five Business Days upon any Officer becoming aware of any Default or Event of Default or any event of default under any document, instrument or agreement representing Indebtedness of the Authority, an Officers' Certificate specifying such Default or Event of Default and what action the Authority is taking or proposes to take with respect thereto.

      Section 5.05 Taxes. The Authority shall pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

      Section 5.06 Stay Extension and Usury Laws. The Authority covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement, and the Authority (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holders, but shall suffer and permit the execution of every such power as though no such law has been enacted.

      Section 5.07 Cash Maintenance Account. Subject to the provisions of the next paragraph, commencing with respect to January 1997, the Authority shall deposit into the Cash Maintenance Account, on a monthly basis, 1/12 of the amounts set forth below for each year indicated plus any amounts deferred from any prior month pursuant to the next paragraph no later than 25 days after the end of such calendar month:

              Year                      Amount
              ----                      ------
              1997                      $6,000,000
              1998                      $6,000,000
              1999                      $6,000,000
              2000                      $6,000,000
              2001                      $6,000,000
              2002                      thereafter, such amount necessary to
                                        maintain at least $36,000,000 in the
                                        Cash Maintenance Account.

      To the extent that any amount required to be deposited into the Cash Maintenance Account in any month exceeds the Cash Available for Cash Maintenance Account for the prior month, then the deposit of such excess amount may be deferred until the next succeeding month or months in which the Cash Available for Cash Maintenance Account is sufficient. Until all Obligations in respect of the Senior Secured Notes have been paid in full in cash, the Trustee may withdraw amounts from and otherwise deal with and control the Cash Maintenance Account in accordance with the terms of the Senior Secured Note Indenture and the Cash Collateral Accounts Pledge and Security Agreement (as defined in the Senior Secured Note Indenture). The holders of each Subordinated Note acknowledge that by accepting a Subordinated Note, the Trustee does not hold or maintain the Cash Maintenance Account for the benefit of any holder of Subordinated Notes and that the Trustee in exercising any right or remedy in respect of the Cash Maintenance Account for the benefit of the Senior Secured Notes owes no duty or obligation to the holders of the Subordinated Notes to satisfy the Obligations under the Senior Secured Notes from any other source or to maximize or leave any residual amount in the Cash Maintenance Account.

      The Authority shall establish the Cash Maintenance Account with an Eligible Institution. The Cash Maintenance Account and any investments constituting funds thereof shall be in the name of the Trustee for the ratable benefit of the Holders of the Senior Secured Notes and, upon payment thereof in full, the Subordinated Notes.

      The Authority shall grant and maintain a perfected, first priority security interest in favor of the Trustee for the ratable benefit of the holders of Senior Secured Notes and a second priority security interest for the ratable benefit of the Holders of the Subordinated Notes in all amounts in, or investments constituting amounts in, the Cash Maintenance Account; provided, however, that the perfected, second priority security interest in favor of the Holders shall not impair the right of the Authority or the Trustee to transfer or direct the transfer of the amounts in, or investments constituting amounts in, the Cash Maintenance Account to the Holders of the Senior Secured Notes free and clear of such second priority security interest in accordance with the terms of the Senior Secured Note Indenture; provided, further, that the security interest in favor of the Holders may be subordinate to the security interest in favor of the provider of the Working Capital Financing, as permitted by the Senior Secured Note Indenture as in effect on the Issuance Date. Immediately upon the repayment in full of all Obligations under the Senior Secured Notes, the Senior Secured Note Indenture and, if applicable, the Working Capital Financing, and the discharge thereof, the second priority security interest in favor of the Holders shall become (and the Authority shall take all action necessary to ensure the same shall become) a perfected, first priority security interest in favor of the Holders for their ratable benefit in all amounts in, or investments constituting amounts in, the Cash Maintenance Account.

      If an Event of Default has occurred and is continuing and all Obligations under the Senior Secured Notes and the Senior Secured Note Indenture and the Working Capital Financing, if applicable, have been repaid and the Senior Secured Note Indenture has been discharged, the Holders shall have the authority to direct any investments in the Cash Maintenance Account, liquidate or sell any investments therein, or to take possession of any cash or investments therein and to hold such amounts as additional collateral, apply any such cash or investments to the payment of principal and interest on the Subordinated Notes, maintain, repair or otherwise protect the collateral or the other rights of the Holders or to take any other appropriate action or remedy.

      Upon repayment in full of all obligations under the Subordinated Notes and this Agreement and the discharge hereof, then the security granted herein shall be released, the Holders shall execute such documents as may be necessary to evidence and effect such release, release and any amounts in the Cash Maintenance Account shall be returned to the Authority or to whomsoever a court of competent jurisdiction may so direct.

      Section 5.08 Limitations on Incurrence of Indebtedness. Excluding the Subordinated Notes to be issued and sold at the Closing, the total outstanding principal balance of Indebtedness of the Authority shall not exceed an aggregate of $270 million, plus Subordinated Notes to evidence indebtedness incurred pursuant to the Secured Completion Guarantee, at any one time outstanding; provided, however, that the total Indebtedness of the Authority permitted to be outstanding at any one time shall be reduced to the extent that the outstanding principal amount of the Senior Secured Notes is reduced from time to time, and provided further that with respect to any incurrence by the Authority of Indebtedness (the "Refinancing

Indebtedness") issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, or refund outstanding Indebtedness (i) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded (plus the amount of reasonable expenses incurred and any premium paid in connection therewith), and (ii) if Refinancing Indebtedness is being issued to refinance the Senior Secured Notes or any portion thereof, such Refinancing Indebtedness shall have a Weighted Average Life to Maturity (as defined in the Senior Secured Note Indenture) not less than the Weighted Average Life to Maturity of the Senior Secured Notes.

      Section 5.09 Transactions with Affiliates. The Authority shall not sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, the Tribe, the Manager or any of their Affiliates (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Authority than those that would have been obtained in a comparable transaction by the Authority with an unrelated Person and (b) the Authority delivers to the Holders (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $2 million, a resolution adopted by a majority of the disinterested members of the Management Board approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and
(ii) with respect to any Affiliate Transaction involving aggregate payments in excess of $5 million, a written opinion as to the fairness to the Authority from a financial point of view issued by an independent financial advisor with assets in excess of $1 billion. The foregoing provisions shall not apply to payments pursuant to the Development and Construction Agreement, the Gaming Facility Management Agreement or the Secured Completion Guarantee.

      Section 5.10 Liens. The Authority shall not directly or indirectly create, incur, assume or suffer to exist any Lien, except Permitted Liens, on any asset owned as of the Issuance Date or thereafter acquired by the Authority, or any income or profits therefrom, or assign or convey any right to receive income therefrom.

      Section 5.11 Line of Business. For so long as any Subordinated Notes are outstanding, the Authority shall not engage in any business or activity other than the Principal Business.

      Section 5.12 Existence of the Authority. Subject to Article IX, the Authority shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence in accordance with the respective organizational, statutory, constitutional or legal documents (as the same may be amended from time to time) of the Authority or the Tribe and (ii) the rights (charter and statutory), licenses and franchises of the Authority.

      Section 5.13 Offer to Repurchase Upon Change of Control. (a) Upon the occurrence of a Change of Control, the Authority shall make an offer to each Holder to purchase all or any part (equal to $1,000 or an integral multiple thereof) of the Subordinated Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, to the date of purchase; provided, however, that the Authority shall not be required to make such an offer to purchase if such event deemed to be a Change of Control ceases to exist prior to the closing of such offer to purchase; provided further, however, that the Authority shall not be required to begin such an offer to purchase if, on or before the 120th day after the Change of Control (if such Change of Control arises under either clause (iv) or (v) of the definition thereof) the Manager is replaced with a Person, or the Authority is using its best efforts to retain a Person, with experience and reputation in the gaming industry which is comparable to that of Sun International. Such Change of Control Offer shall be made in accordance with the procedures set forth in Article IV hereof. The Authority shall commence such Change of Control Offer by mailing the notice set forth in Section 4.07 hereof to Holders. The Authority shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Subordinated Notes pursuant to a Change of Control Offer.

            (b) Notwithstanding the provisions of Section 5.13(a), if at the time of a Change of Control, the Authority is prohibited by the terms of the Senior Secured Note Indenture from purchasing or offering to purchase any of the Subordinated Notes that may be tendered by Holders pursuant to a Change of Control Offer, then prior to the mailing of notice to Holders but in any event within 30 days following any Change of Control, the Authority shall (i) offer to repurchase all Senior Secured Notes and effect such repurchase with respect to all Senior Secured Notes which are tendered therefor or (ii) obtain the requisite consent under the Senior Secured Note Indenture to permit the purchase of the Subordinated Notes. If the Authority is unable to repurchase all Senior Secured Notes tendered for repurchase and, after using its best efforts, is unable to obtain the requisite consent of the holders of Senior Secured Notes to make a Change of Control Offer to the Holders, then the Authority shall not be required to make such Change of Control Offer to the Holders to the extent such Change of Control Offer would violate the terms of the Senior Secured Note Indenture until such time as such Change of Control Offer would not violate such terms. The deferral of the Change of Control Offer in accordance with the terms hereof shall not constitute an Event of Default hereunder.

      Section 5.14 Use of Proceeds. The Authority shall use the net proceeds from the sale of the Subordinated Notes, the Senior Secured Notes and the Additional Project Financing only (a) to finance a loan to the Tribe to enable the Tribe to acquire the real property on which the Resort will be built, (b) for any use permitted under the Senior Secured Note Indenture and (c) to pay fees and expenses in connection with the uses described in clauses (a) and (b). The Authority shall cause the net proceeds from the sale of the Subordinated Notes

(other than any portion of such net proceeds used immediately to acquire the land on which the Resort is to be built) the sale of the Senior Secured Notes and the Additional Project Financing to be deposited into the Escrow Account and disbursed only in accordance with the Disbursement and Escrow Agreement.

      Section 5.15 Gaming Licenses. The Authority covenants to use its best efforts to obtain and retain in full force and effect at all times all Gaming Licenses necessary for the operation of the Resort provided, that, if in the course of the exercise of its governmental or regulatory functions that the Authority is required to suspend or revoke any consent, permit or license or close or suspend any operation of any part of the Resort as a result of any noncompliance with law, the Authority will use its best efforts to promptly and diligently correct such noncompliance or replace any personnel causing such noncompliance so that the Resort will be opened and fully operating.

      The Authority shall provide Holders promptly after receipt by the Authority any Notice of Violation, Order of Temporary Closure or Assessment of Civil Fines from the National Indian Gaming Commission pursuant to 25 C.F.R.
Part 573 or 575 and any notice of noncompliance issued by or cause of action commenced by the State of Connecticut under Section 3 of the Compact.

      Section 5.16 Construction. The Authority shall cause construction of the Resort, including the furnishing, fixturing and equipping thereof, to be prosecuted with diligence and continuity in a good and workmanlike manner substantially in accordance with the plans and within the budget therefor.

      Section 5.17 Limitation on Status as Investment Company. The Authority shall not become an Investment Company subject to registration as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act of 1940.

      Section 5.18 Further Assurances. The Authority shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required from time to time in order to carry out more effectively the purposes of this Agreement.

      Section 5.19 Limitation on Creation of Subsidiaries, etc. The Authority will not create any instrumentality, subdivisions or subunits unless the actions and assets of such instrumentalities, subdivisions or subunit are subject to or bound by the terms of the Senior Secured Note Indenture and the Collateral Documents (as defined in the Senior Secured Note Indenture) and this Note Purchase Agreement. The Authority will not form, acquire or own any Subsidiary.

      Section 5.20 Appointment of Custodian. The Authority will not, pursuant to or within the meaning of Bankruptcy Law, appoint, or consent to, permit or suffer the appointment of a Custodian of the Authority or for all or substantially all of the property of the Authority.

      Section 5.21 Remaining Excess Cash Purchase Offer. Capitalized terms used but not defined in this Section 5.21 shall have the meanings ascribed thereto in
Section 4.28 of the Senior Secured Note Indenture. To the extent that the aggregate principal amounts of Senior Secured Notes and premium, if any, properly tendered pursuant to any Excess Cash Purchase Offer required to be made pursuant to the Senior Secured Note Indenture together with any premium thereon is less than the Excess Cash Purchase Amount with respect thereto, the Authority shall, subject to the provisions of Article VIII, within 15 days after the date fixed for the closing of such Excess Cash Purchase Offer, make an offer to all Holders of Subordinated Notes to purchase the maximum principal amount of Subordinated Notes that is an integral multiple of $1,000 that may be purchased with the remaining Excess Cash Flow (the "Remaining Excess Cash Purchase Amount") in respect of the fiscal year then ended, at an offer price in cash equal to the principal amount of the Subordinated Notes to be purchased plus accrued and unpaid interest, if any, to the date fixed for the closing of such Remaining Excess Cash Purchase Offer. If less than all Subordinated Notes tendered in such Remaining Excess Cash Purchase Offer are required to be purchased by the Authority, the Authority will purchase Subordinated Notes pro rata from each tendering holder in accordance with the principal amount of indebtedness properly tendered.

      To the extent that the aggregate principal amounts properly tendered pursuant to any Remaining Excess Cash Purchase Offer is less than the Remaining Excess Cash Purchase Amount with respect thereto, the Authority may, subject to other provisions of the Senior Secured Note Indenture, use any remaining Excess Cash Flow for general purposes of the Authority.

      Any offer to repurchase Subordinated Notes pursuant to this Section 5.21 shall be made in accordance with the procedures set forth in Section 4.12 hereof.

      Section 5.22 Stipulated Judgment. The stipulated judgment entered pursuant to Section 12.07(c) of the Senior Note Indenture shall include a declaration that the Subordinated Notes and this Note Purchase Agreement are duly authorized, lawful and valid obligations of the Authority, enforceable in accordance with their terms.

                                   ARTICLE VI

               CLOSING; CONDITIONS OF THE PURCHASER'S OBLIGATIONS

      Section 6.01 Closing. The sale of the Subordinated Notes to be purchased by Purchaser shall take place at the offices of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York, at 10:00 a.m, New York City time, at a closing (the "Closing") on September 29, 1995 or such other place and time as may be agreed to by Purchaser and the Authority (such date on which the Closing shall actually have occurred, the "Closing Date"). At the Closing, the Authority will deliver to Purchaser the Subordinated Notes to be purchased by Purchaser on such date in the form of a single Subordinated Note (or such greater number of Subordinated Notes as Purchaser may request) dated the Closing Date and registered in Purchaser's name (or in the name of Purchaser's nominee), against delivery by Purchaser to the Authority of the Purchase Price.

      Section 6.02 Conditions to Closing. Purchaser's obligation to purchase and pay for the Subordinated Notes is subject to the fulfillment to Purchaser's reasonable satisfaction, prior to or at the Closing, of the following conditions:

            (a) All of the representations and warranties of the Authority contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively, except that any representations and warranties that relate solely to a particular date or period shall be true and correct as of such date or period.

            (b) The Authority shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and at the time of the Closing no Default or Event of Default shall have occurred and be continuing.

            (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, have a Material Adverse Effect; no action, suit, proceeding or investigation shall have been commenced and be pending against or affecting or, to the best knowledge of the Authority threatened against, the Authority before any court or governmental agency, body or administrative agency or authority that, if adversely determined, might result in a Material Adverse Effect; and no stop order shall have been issued preventing the issuance of the Subordinated Notes or which might have a Material Adverse Effect.

            (d) Purchaser shall have received certificates, dated the Closing Date, signed by two members of the Management Board confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b) and (c) of this
Section 6.02.

            (e) Purchaser shall have received on the Closing Date the opinion (satisfactory to Purchaser and Purchaser's counsel), dated the Closing Date of Hobbs, Straus, Dean & Walker, counsel for the Authority, addressed to Purchaser, to the effect that:

                  (i) The Authority is validly existing as an instrumentality of the Tribe and has all requisite power and authority to carry on its business as it is being conducted and as it is proposed to be conducted.

                  (ii) The Authority has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the power and authority to issue, sell, deliver and perform its obligations under the Subordinated Notes as provided herein.

                  (iii) This Agreement has been duly and validly authorized, executed and delivered by the Authority and is the legally valid and binding agreement of the Authority enforceable against it in accordance with its terms, except as rights of indemnity may be limited by state and federal securities laws, and except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

                  (iv) The Subordinated Notes have been duly and validly authorized for issuance and sale to Purchaser by the Authority pursuant to this Agreement and are the legally valid and binding obligations of the Authority, enforceable against the Authority in accordance with their terms and entitled to the benefits hereof, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

                  (v) No registration under the Securities Act of the Subordinated Notes is required for the sale thereof to Purchaser as contemplated hereby assuming (i) Purchaser is an "accredited investor" as defined under the Securities Act, (ii) the absence of general solicitation in connection with the sale of the Subordinated Notes; and (iii) the accuracy of the Authority's representations in Article II.

                  (vi) None of (A) the execution, delivery or performance by the Authority of this Agreement, (B) the issuance, sale and performance by the Authority of the Subordinated Notes or (C) the transactions contemplated by this Agreement, violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Authority or an acceleration of any indebtedness of the Authority pursuant to, (i) the governing instruments of the Authority, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Authority is a party or by which the Authority is a party or by which it or its property is or may be bound, (iii) any statute, rule or regulation, known to such counsel, applicable to the Authority or its assets or properties or (iv) any judgment, order or decree of any court or governmental agency, body or administrative agency or authority having jurisdiction over the Authority or its assets or properties. Except as such as have been obtained or made, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency or authority is required for (1) the execution, delivery and performance by the Authority of this Agreement,
      (2) the issuance, sale and performance by the Authority of the Subordinated Notes or (3) the transactions contemplated by this Agreement, except such as have been obtained and made under the Securities Act, and state securities or "blue sky" laws and regulations.

                  (vii) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Subordinated Notes; no injunction, restraining order or order of any nature by a federal, state or tribal court of competent jurisdiction has been issued that prevents the issuance of the Subordinated Notes to Purchaser; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

                  (viii) The Authority is not, and after the sale of the Subordinated Notes will not be (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act, or analogous foreign laws and regulations, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended, or analogous foreign laws and regulations.

            (f) The Authority shall cause such additional opinions to be issued as may be reasonably requested by Purchaser, such additional opinions to be consistent with those opinions delivered in connection with the sale of the Senior Secured Notes.

            (g) The Authority shall have consummated the sale of the Senior Secured Notes on substantially the terms set forth and described in that certain Offering Memorandum dated September 21, 1995 distributed in connection with the offer and sale of the Senior Secured Notes.

            (h) Purchaser shall have received an opinion (reasonably satisfactory to Purchaser), dated the Closing Date, of Neal Gerber & Eisenberg counsel to Purchaser, covering such matters as are customarily covered in such opinions.

            (i) The Authority shall have paid the fees, expenses and disbursements required to be paid pursuant hereto, including, without limitation, the fees and expense set forth in Section 13.01, which are reflected in statements rendered prior to or on the Closing Date.

            (j) The Authority shall cause such additional conditions to be satisfied as may be reasonably requested by Purchaser, such additional conditions to be consistent with those conditions to be satisfied in connection with the sale of the Senior Secured Notes.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

      Section 7.01 Events of Default. An "Event of Default" occurs if:

            (a) the Authority defaults in the payment when due of interest on the Subordinated Notes and such default continues for a period of 30 days; provided, however, that payments of interest that are permitted to be deferred as provided in the Subordinated Notes shall not become due for this purpose until such payment is required to be made pursuant to the terms of the Subordinated Notes;

            (b) the Authority defaults in the payment when due of principal of or premium, if any, on the Subordinated Notes when the same becomes due and payable at maturity, upon redemption (or in connection with an offer to purchase) or otherwise;

            (c) the Authority fails to observe or perform any other covenant, representation, warranty, or other agreement hereunder or under the Subordinated Notes for 90 days after written notice to the Authority by Holders of 25% in aggregate principal amount of the then outstanding Subordinated Notes;

            (d) the Authority pursuant to or within the meaning of Bankruptcy Law or similar law or tribal ordinance:

                  (i) commences a voluntary case;

                  (ii) consents to the entry of an order for relief against it in an involuntary case;

                  (iii) consents to the appointment of a custodian of it or for all or substantially all of its property;

                  (iv) makes a general assignment for the benefit of its creditors; or

                  (v) generally is not paying its debts as they become due; or

            (e) a court or tribal authority of competent jurisdiction enters an order or decree under any Bankruptcy Law or similar law or tribal ordinance that:

                  (i) is for relief against the Authority in an involuntary case;

                  (ii) appoints a custodian of the Authority for all or substantially all of the property of the Authority; or

                  (iii) orders the liquidation of the Authority;

and the order or decree remains unstayed and in effect for 60 consecutive days.

      Section 7.02 Acceleration. If any Event of Default (other than an Event of Default specified in clause (d) or (e) of Section 7.01 hereof), occurs and is continuing, the Holders of at least 25% in principal amount of the then outstanding Subordinated Notes may declare the principal, premium, if any, interest (including interest accrued or deferred) and any other monetary obligations on all of the Subordinated Notes to be due and payable immediately; provided, however, that no such declaration may be made unless and until all Obligations under the Senior Secured Notes and the Senior Secured Note Indenture have been paid in full and the same have been discharged. Notwithstanding the foregoing, if (i) an Event of Default specified in clause (d) or (e) of Section
7.01 hereof occurs and (ii) all obligations under the Senior Secured Notes and the Senior Secured Note Indenture have been paid in full, then the principal, premium, if any, interest (including all interest accrued or deferred) and any other monetary obligations on all of the outstanding Subordinated Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Subordinated Notes may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

      Section 7.03 Other Remedies. Subject to Article VIII, if an Event of Default occurs and is continuing, the Holders (by action of the Holders of a majority in aggregate principal amount of the then outstanding Subordinated Notes) may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Subordinated Notes or to enforce the performance of any provision of the Subordinated Notes or this Agreement.

      A delay or omission by the Holders in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

      Section 7.04 Waiver of Past Defaults. Holders of not less than a majority in aggregate principal amount of the then outstanding Subordinated Notes may on behalf of the Holders of all of the Subordinated Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of or premium, if any, or interest on the Subordinated Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Subordinated Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

      Section 7.05 Rights of Holders of Subordinated Notes to Receive Payment. Notwithstanding any other provision of this Agreement, but subject to Article VIII hereof, the right of any Holder to receive payment of principal, premium, if any, and interest on the Subordinated Notes on or after the respective due dates expressed in the Subordinated Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                                  ARTICLE VIII

                                  SUBORDINATION

      Section 8.01 Agreement to Subordinate. The Authority agrees, and each Holder by accepting a Subordinated Note agrees, that the indebtedness evidenced by the Subordinated Notes is subordinated in right of payment, to the extent and in the manner provided in this Article VIII, to the prior payment of all Obligations in respect of all Senior Indebtedness and that the subordination is for the benefit of the holders of Senior Indebtedness. The Subordinated Notes shall in all respects rank pari passu or senior to all other Subordinated Indebtedness of the Authority.

      Payments of interest in accordance with the terms of the Subordinated Notes as in effect on the date of this Agreement may be made only if, at the time of such payment, no Default or Event of Default (as such terms are defined in the Senior Secured Note Indenture) exists and is continuing. No payment in respect of the principal of or premium, if any, on the Subordinated Notes may be made, and no Subordinated Notes may be defeased, repurchased, redeemed or otherwise retired, until all Obligations in respect of the Senior Secured Notes have been paid in full, except that (i) payments of principal and premium, if any, of and interest on Subordinated Notes tendered in connection with a Change of Control Offer may be made if the Authority has fulfilled all Obligations in respect of a Change of

Control Offer (as defined in the Senior Secured Note Indenture) and no other Default or Event of Default has occurred and is continuing under the Senior Secured Note Indenture, (ii) payments of principal of and interest on Subordinated Notes to be redeemed in accordance with the provisions 4.06(b) may be made if no Default or Event of Default has occurred and is continuing under the Senior Secured Note Indenture and (iii) payments of principal of and interest on Subordinated Notes tendered in connection with a Remaining Excess Cash Purchase Offer if no Default or Event of Default has occurred and is continuing under the Senior Secured Note Indenture.

      Section 8.02 Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Authority to creditors in a total or partial liquidation or a total or partial dissolution of the Authority, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Authority or its property, in an assignment for the benefit of creditors or any marshalling of the Authority's assets and liabilities:

            (a) holders of Senior Indebtedness shall be entitled to receive payment in full of all Obligations in respect of the Senior Indebtedness before the Holders shall be entitled to receive any payment in respect of principal of, or premium, if any, or interest on the Subordinated Notes; and

            (b) until all Obligations in respect of the Senior Indebtedness are paid in full, any distribution to which the Holders would be entitled but for this Article VIII shall be made to holders of Senior Indebtedness as their interests may appear, except that the Holders may receive equity securities or debt securities that are subordinated in right and priority of payment to the Senior Secured Notes (or any securities issued in exchange for the Senior Secured Notes) to at least the same extent as the Subordinated Notes are subordinated to the Senior Secured Notes.

      Section 8.03 Default on Other Senior Indebtedness. In addition to the provisions with respect to the Senior Secured Notes set forth above, the Authority may not pay principal of, premium, if any, or interest on, the Subordinated Notes or make any deposit pursuant to Article XII and may not repurchase, redeem or otherwise retire any Subordinated Notes (collectively, "pay the Subordinated Notes") if (i) any other Senior Indebtedness is not paid when due or (ii) any other default on any other Senior Indebtedness occurs and the maturity of such other Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived, any such acceleration has been rescinded or such other Senior Indebtedness has been paid in full; provided, however, that the Authority may make payments in respect of the Subordinated Notes without regard to the foregoing if the Authority receives written notice approving such payment from the authorized representative in respect of such other Senior Indebtedness and provided further that nothing contained in this Section 8.03 shall impair the rights of the Holders in respect of the Cash Maintenance Account as set forth in the fourth paragraph of Section
5.07 hereof. During the continuance of any default (other than a default described in clause (i) of the preceding sentence) with respect to any Senior Indebtedness (other than the Senior Secured Notes) pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Authority may not pay the Subordinated Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the written notice of such default from the authorized representative of such Senior Indebtedness specifying an election to effect such prohibition (a "Payment Notice") and ending 179 days thereafter (or unless earlier terminated (i) by written notice to the Authority from the authorized representative which gave such Payment Notice, (ii) because such default is no longer continuing or (iii) because such Senior Indebtedness has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Senior Indebtedness or the authorized representative of such holders shall have accelerated the maturity of such Senior Indebtedness and not rescinded such acceleration, the Authority may resume payments on the Subordinated Notes after the end of such Payment Blockage Period. Not more than one Payment Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Senior Indebtedness during such period. For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the authorized representative of such Senior Indebtedness (whether or not within a period of 360 consecutive days) unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

      Section 8.04 Acceleration of Payment of the Subordinated Notes. If the payment of the Subordinated Notes is accelerated because of an Event of Default, the Authority and the Holders shall promptly notify holders of Senior indebtedness (if any) of the acceleration. If any Senior Indebtedness is outstanding, the Authority may not pay the Subordinated Notes until five days after such notice is received and, thereafter, may pay the Subordinated Notes only if this Article VIII and Article VII otherwise permits the payment at that time.

      The provisions of this Article VIII, the provision of Article VII with respect to the acceleration of the Subordinated Notes, the provisions of Section
4.03 and paragraph 1 of the Subordinated Notes are intended for the benefit of, and shall be directly enforceable by, the holders of the Senior Secured Notes.

      Section 8.05 When Distribution Must Be Paid Over. If a distribution is made to the Holders that because of this Article VIII should not have been made to them, the Holders who receive the distribution shall hold such amounts in trust for holders of Senior Indebtedness and pay such amounts over to such holders of the Senior Indebtedness as their interests may appear.

      Section 8.06 Subrogation. After all Senior Indebtedness has been paid in full and until the Holders have been paid in full, such Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article VIII to holders of Senior Indebtedness which otherwise would have been made to the Holders is not, as between the Authority and the Holders, a payment by the Authority on Senior Indebtedness.

      Section 8.07 Relative Rights. This Article VIII defines the relative rights of the Holders and the holders of Senior Indebtedness. Nothing in this Agreement shall:

            (a) impair, as between the Authority and the Holders, the obligation of the Authority, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the Subordinated Notes in accordance with their terms; or

            (b) prevent any Holder of the Subordinated Notes from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to the Holders.

      Section 8.08 Subordination May Not Be Impaired by the Authority. No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Subordinated Notes shall be impaired by any act or failure to act by the Authority or by its failure to comply with this Agreement.

      Section 8.09 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their representative, if any, as may be designated in the instruments governing such Senior Indebtedness.

      Section 8.10 Article VIII not to Prevent Events of Default. The failure to make payment pursuant to the Subordinated Notes by reason of any provision of this Article VIII shall not be construed as preventing the occurrence of a Default.

      Section 8.11 Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Holder by accepting a Subordinated Note acknowledges and agrees that the foregoing subordination provisions and the provisions in the Subordinated Notes with respect to the limitation or deferral of the payment of interest are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Subordinated Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

      Section 8.12 Amendments. The provisions of this Article VIII and the provisions in the Subordinated Notes with respect to the limitation or deferral of the payment of interest shall not be amended or modified without the written consent of the holders of all Senior Indebtedness.

                                   ARTICLE IX

                           LIQUIDATION AND DISSOLUTION

      The Authority shall not sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions. The Authority shall not consolidate or merge with or into any other Person.

                                    ARTICLE X

                        THE SUBORDINATED NOTES; TRANSFER

      Section 10.01 Form of Subordinated Notes. The Subordinated Notes will be substantially in the form attached as Exhibit A hereto, with such changes therefrom, if any, as may be approved by the Authority and Purchaser.

      Section 10.02 Restrictive Legends on Subordinated Notes. Each Subordinated
Note issued pursuant to this Agreement shall be stamped or otherwise imprinted with a legend substantially in the following form:

                  THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY
            ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE TRIBE AND THE AUTHORITY THAT
            (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY
            (1) IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE AUTHORITY SO REQUESTS), (2) TO THE AUTHORITY OR (3) PURSUANT TO

            AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

      Section 10.03 Transfer of the Subordinated Notes. Purchaser shall not sell, transfer, assign, convey or otherwise dispose of the Subordinated Notes to any person unless such transfer is made pursuant to an available exemption from registration under, or otherwise in compliance with, the Securities Act and applicable state securities laws.

      Purchaser shall not be prohibited or limited in any respect from transferring any Subordinated Note to any Affiliates of Purchaser, and, subject to the preceding sentence, pledging any such Subordinated Note to a commercial bank or other institutional lender or granting a participation in any such Subordinated Note.

      Section 10.04 Registration of Transfer. Each Subordinated Note shall be issued in registered form. Ownership of a Subordinated Note shall be proved by the register to be maintained pursuant to Section 10.05, and a Subordinated
Note shall be transferable only upon the surrender of such Subordinated Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the Holder thereof or such Holder's attorney duly authorized in writing. Upon surrender of any Subordinated Note for registration or transfer, the Authority will execute and deliver in exchange therefor a new Subordinated Note of the same tenor and registered as such Holder may request. The Authority may require payment by such Holder of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer. Prior to due presentment for registration of transfer of any Subordinated Note, the Authority, any paying agent for the Subordinated Notes or any registrar or coregistrar for the Subordinated Notes may deem and treat the person in whose name a Subordinated Note is registered as the absolute owner of such Subordinated Note for the purpose of receiving payment of principal of, premium, if any, or interest on such Subordinated Note and for all other purposes whatsoever, and none of the Authority, such Paying Agent or such registrar or coregistrar shall be affected by notice to the contrary.

      Section 10.05 Register. The Authority shall maintain a register of the Holders of all of the Subordinated Notes issued pursuant to this Agreement. The Authority will allow any Holder of a Subordinated Note to inspect and copy such list at the Authority's principal place of business during normal business hours.

                                   ARTICLE XI

                                   TERMINATION

      Section 11.01 Termination. Purchaser of the Subordinated Notes initially issuable hereunder, by notice to the Authority, may terminate this Agreement at any time at or prior to the Closing Date if any condition specified in Article VI shall not have been fulfilled when and as required to be fulfilled or if the Closing shall not have occurred by December 31, 1995.

      Section 11.02 Liability. If this Agreement is terminated in accordance with this Article XI, such termination shall be without liability of any party to any other party, except that the indemnity provisions contained in Article XII shall remain operative and in full force and effect.

                                   ARTICLE XII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

      Section 12.01 Option to Effect Legal Defeasance or Covenant Defeasance. The Authority may, at the option of its Management Board evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee, at any time, elect to have either Section 12.02 or 12.03 hereof be applied to all outstanding Subordinated Notes upon compliance with the conditions set forth below in this Article XII.

      Section 12.02 Legal Defeasance and Discharge. Upon the Authority's exercise under Section 12.01 hereof of the option applicable to this Section 12.02, the Authority shall, subject to the satisfaction of the conditions set forth in Section 12.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Subordinated Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Authority shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Subordinated Notes and cured all existing Events of Default, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 12.05 hereof and the other Sections of this Agreement referred to in (a) and (b) below, and to have satisfied all its other obligations under such Subordinated Notes and this Agreement (and the Holders, on demand of and at the expense of the Authority, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on such Subordinated Notes when such payments are due, (b) the Authority's obligations with respect to such Subordinated Notes under Article X and Section 5.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Holders hereunder and the Authority's obligations in connection therewith and (d) this Article XII. Subject to compliance with this Article XII, the Authority may exercise its option under this Section 12.02 notwithstanding the prior exercise of its option under Section 12.03 hereof.

      Section 12.03 Covenant Defeasance. Upon the Authority's exercise under
Section 12.01 hereof of the option applicable to this Section 12.03, the Authority shall, subject to the satisfaction of the conditions set forth in
Section 12.04 hereof, be released from their obligations under the covenants contained in Sections 5.03, 5.07, 5.08, 5.09, 5.10, 5.11, 5.13, 5.16, 5.18 and
7.01 and Article IX hereof with respect to the outstanding Subordinated Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Subordinated Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Subordinated Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Subordinated Notes, the Authority may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 7.01 hereof, but, except as specified above, the remainder of this Agreement and such Subordinated Notes shall be unaffected thereby. In addition, upon the Authority's exercise under Section 12.01 hereof of the option applicable to this
Section 12.03 hereof, subject to the satisfaction of the conditions set forth in
Section 12.04 hereof, Section 7.01(c) hereof shall not constitute Events of Default.

      Section 12.04 Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 12.02 or 12.03 hereof to the outstanding Subordinated Notes:

      In order to exercise either Legal Defeasance or Covenant Defeasance:

            (a) the Authority must irrevocably deposit with an agent, which may be the Purchaser (the "Defeasance Agent"), in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants as evidenced by a certificate delivered to the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Subordinated Notes on the stated maturity date or on the applicable redemption date, as the case may be, of such principal of, premium, if any, or interest on the outstanding Subordinated Notes on the stated Maturity or on the applicable redemption date, as the case may be and the Authority must specify whether the Subordinated Notes are being defeased to maturity or to a particular redemption date;

            (b) in the case of an election under Section 12.02 hereof, the Authority shall have delivered to the Defeasance Agent an Opinion of Counsel in the United States reasonably acceptable to the Defeasance Agent confirming that, subject to customary assumptions and exclusions, (A) the Authority has received from, or there has been published by, the Internal Revenue Service a ruling or
(B) since the Issuance Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Subordinated Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (c) in the case of an election under Section 12.03 hereof, the Authority shall have delivered to the Defeasance Agent an Opinion of Counsel in the United States reasonably acceptable to the Defeasance Agent confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Subordinated Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (d) no Default or Event of Default shall have occurred and be continuing pursuant to Section 7.01(a), 7.01(b), 7.01(c) or 7.01(d) hereof on the date of such deposit;

            (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Agreement) to which the Authority is a party or by which the Authority is bound;

            (f) the Authority shall have delivered to the Defeasance Agent an opinion of counsel to the effect that after the 91st day following the deposit following the deposit and as of the date of such opinion and subject to customary assumptions and exclusions, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable United States law;

            (g) the Authority shall have delivered to the Defeasance Agent an Officers' Certificate stating that the deposit was not made by the Authority with the intent of defeating, hindering, delaying or defrauding any creditors of the Authority or others; and

            (h) the Authority shall have delivered to the Defeasance Agent an Officers' Certificate and an Opinion of Counsel, which Opinion of Counsel may be subject to customary assumptions and exclusions, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

      Section 12.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 12.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Defeasance Agent pursuant to Section 12.04 hereof in respect of the outstanding Subordinated Notes shall be held in trust and applied by the Defeasance Agent, in accordance with the provisions of such Subordinated Notes and this Agreement, to the payment, either directly or through any Paying Agent (including the Authority acting as Paying Agent) as the Defeasance Agent may determine, to the Holders of such Subordinated Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

      The Authority shall pay and indemnify the Defeasance Agent against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 12.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Subordinated Notes.

      Anything in this Article XII to the contrary notwithstanding, the Defeasance Agent shall deliver or pay to the Authority from time to time upon the request of the Authority any money or non-callable Government Securities held by it as provided in Section 12.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Defeasance Agent (which may be the opinion delivered under Section 12.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

      Section 12.06 Repayment to Authority. Any money deposited with the Defeasance Agent or any Paying Agent, or then held by the Authority, in trust for the payment of the principal of, premium, if any, or interest on any Subordinated Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Authority on its request or (if then held by the Authority) shall be discharged from such trust; and the Holder of such Subordinated Note shall thereafter, as a secured creditor, look only to the Authority for payment thereof, and all liability of the Defeasance Agent or such Paying Agent with respect to such trust money, and all liability of the Authority as trustee thereof, shall thereupon cease; provided, however, that the Defeasance Agent or such Paying Agent, before being required to make any such repayment, may at the expense of the Authority cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Authority.

      Section 12.07 Reinstatement. If the Defeasance Agent or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 12.02 or 12.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Authority's obligations under this Agreement and the Subordinated Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.02 or 12.03 hereof until such time as the Defeasance Agent or Paying Agent is permitted to apply all such money in accordance with Section 12.02 or 12.03 hereof, as the case may be; provided, however, that, if the Authority make any payment of principal of, premium, if any, or interest on any Subordinated Note following the reinstatement of its obligations, the Authority shall be subrogated to the rights of the Holders of such Subordinated Notes to receive such payment from the money held by the Defeasance Agent or Paying Agent.

      Section 12.08 Note Collateral. Upon the Authority's exercise under Section
12.01 hereof of the option applicable to either Section 12.02 or 12.03, any security interest in the Cash Maintenance Account shall terminate.

                                  ARTICLE XIII

                                  MISCELLANEOUS

      Section 13.01 Expenses. The Authority agrees to pay (a) all reasonable out-of-pocket expenses of Purchaser, including reasonable fees and disbursements of Purchaser's counsel, in connection with the negotiation and preparation of this Agreement and all additional and subsequent documentation contemplated hereby, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder, (b) if a Default occurs, all reasonable out-of-pocket expenses incurred by Purchaser, including fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom and (c) the reasonable out-of-pocket expenses of Holders in connection with any waiver or consent hereunder or any Default or alleged Default hereunder.

      Section 13.02 Survival of Representations and Warranties; Severability. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Authority in connection with the transactions contemplated by this Agreement shall survive, for the duration of any statutes of limitation applicable thereto, the execution and delivery of this Agreement, any investigation at any time made by Purchaser or on Purchaser's behalf, the purchase of the Subordinated Notes by Purchaser under this Agreement and any disposition or payment of the Subordinated Notes. All statements contained in any certificate or other instrument delivered by or on behalf of the Authority pursuant to this Agreement or in connection with the transactions contemplated by this Agreement shall be deemed representations and warranties of the Authority under this Agreement. Any provision of this

Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

      Section 13.03 Entire Agreement; Amendment and Waiver. This Agreement contains the entire understanding between the parties with respect to the subject matter hereof. At any time prior to the Effective Time, the Authority and the Holders of a majority in aggregate principal amount of then outstanding Subordinated Notes may, by written agreement, (i) extend the time for the performance of any of the obligations or other acts of the parties hereto (other than the payment of principal, premium, if any, or interest or (ii) waive compliance with any of the covenants or agreements contained in this Agreement. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing executed and delivered on behalf of the Authority and the Holders of a majority in aggregate principal amount of the then outstanding Subordinated Notes. Notwithstanding the foregoing, the provisions of Article VIII shall not be amended or modified without the written consent of the holders of all Senior Indebtedness.

      Section 13.04 Notices, etc. Except as otherwise provided in this Agreement, any notice, waiver, consent or other communication required or permitted hereunder shall be in writing and shall be delivered personally (including delivery by a nationally recognized courier service), by facsimile transmission, by pre-paid telegram or by pre-paid registered or certified mail, return receipt requested, addressed (a) if to Purchaser, at such address as Purchaser shall have furnished to the Authority in writing, with a copy to Neal Gerber & Eisenberg, Two North LaSalle Street, Chicago, Illinois 60602,
Attention: Charles Evans Gerber or (b) if to any other holder of any Note, at such address as such other holder shall have furnished to the Authority in writing, or, until any such other holder so furnishes to the Authority an address, then to and at the address of the last holder of such Subordinated Note who has furnished an address to the Authority, or (c) if to the Authority, at the address of its principal executive offices, to the attention of the Treasurer, or at such other address, or to the attention of such other officer, as the Authority shall have furnished to Purchaser and each such other holder in writing, with a copy to Lew Rome, Rome, McGuigan, Hoberman, Sabanosh & Klebanoff, P.C., One State Street, Hartford, CT 06103.

      Notice hereunder shall be deemed to have been received and be effective for all purposes hereunder (a) if given by facsimile transmission, upon confirmation that such transmittal is received, (b) if given by pre-paid certified or registered mail, return receipt requested, on the fifth Business Day after mailing or (c) if given by any other means, when delivered at the address specified in this Section. The address or facsimile number of any party hereto may be changed by a notice in writing given in accordance with the provisions hereof.

      Section 13.05 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants and agreements of the Authority and Purchaser in this Agreement or any Subordinated Note shall bind their respective successors and assigns. The Authority may not assign or transfer its rights or obligations hereunder without the prior written consent of Holders of a majority in aggregate principal amount of the Subordinated Notes.

      Section 13.06 Descriptive Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

      Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders. Neither the Tribe, nor any officer, office holder, agent, representative employee, member of the Authority or the Tribe, as such, shall have any liability for any obligations of the Authority under the Subordinated Notes or this Agreement, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Subordinated Notes.

      Section 13.08 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK (EXCLUSIVE OF CONFLICTS OF LAWS PRINCIPLES) SHALL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT AND THE SUBORDINATED NOTES.

      Section 13.09 Judicial Proceedings; Waiver of Jury. Any judicial proceeding brought against the Authority with respect to this Agreement or the Subordinated Notes may be brought in any court of competent jurisdiction in the State of New York or of the United States of America for the State of New York and, by execution and delivery of this Agreement, the Authority (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the Subordinated Notes, subject to any rights of appeal, and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. The Authority hereby waives personal service of process and consent that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 13.04, and service so made shall be deemed completed on the third Business Day after such service is deposited in the mail. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any holder of Subordinated Notes to bring proceedings against the Authority in the courts of any other jurisdiction. THE AUTHORITY HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY, OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, THE SUBORDINATED NOTES OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

      Section 13.10 Dispute Resolution and Consent to Suit. The Authority does hereby consent to the enforcement and execution of any judgment, whether obtained as a result of judicial, administrative, or arbitrational proceedings, against any assets of the Authority. Subject to the foregoing, the Authority does hereby waive its sovereign immunity from unconsented suit, whether such suit be brought in law or in equity, or in administrative proceedings or proceedings in arbitration, to permit the commencement, maintenance, and enforcement of any action, by any person with standing to maintain an action, to interpret or enforce the terms of this Agreement or the Subordinated Notes, and to enforce and execute any judgment resulting therefrom against the Authority or the assets of the Authority. Notwithstanding any other provision of law or canon of construction, the Authority intends this waiver to be interpreted liberally to permit the full litigation of disputes arising under or out of this Agreement or the Subordinated Notes. Without limiting the generality of the foregoing, Authority waives its immunity from unconsented suit to permit the maintenance of the following actions:

            (a) Courts. The Authority waives its immunity from unconsented suit to permit any court of competent jurisdiction to (i) enforce and interpret the terms of this Agreement or the Subordinated Notes, and award and enforce the award of damages owing as a consequences of a breach thereof, whether such award is the product of litigation, administrative proceedings, or arbitration; (ii) determine whether any consent or approval of the Authority has been improperly granted or unreasonably withheld; (iii) enforce any judgment prohibiting the Authority to take any action, including a judgment compelling the Authority to submit to binding arbitration; and, (iv) adjudicate any claim under the Indian Civil Rights Act of 1968, 25 U.S.C. ss. 1302 (1944).

            (b) Arbitration. The Authority waives its immunity from unconsented suit to permit arbitrators, appointed and acting under the commercial arbitration rules of the American Arbitration Association, to (i) enforce and interpret the terms of this Agreement or the Subordinated Notes, and to award and enforce the award of any damages owing as a consequence thereof; (ii) determine whether any consent or approval of the Authority has been unreasonably withheld; and (iii) enforce any judgment prohibiting the Authority from taking any action, including a judgment compelling the Authority to submit to binding arbitration.

      Section 13.11 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                       THE AUTHORITY:

                                       MOHEGAN TRIBAL GAMING AUTHORITY,
                                       an instrumentality of the Nation


                                       By: /s/ Ralph W. Sturges
                                           ------------------------------------
                                           Name: Ralph W. Sturges
                                           Title: Chairman, Management Board


                                       PURCHASER:

                                       SUN INTERNATIONAL HOTELS LIMITED,
                                       a Bahamian corporation


                                       By: /s/ Howard B. Kerzner
                                           ------------------------------------
                                           Name: Howard B. Kerzner
                                           Title: Executive Vice-President


                                       THE TRIBE (with respect to Section
                                        4.06(c) only):

                                       MOHEGAN TRIBE OF INDIANS OF CONNECTICUT


                                       By: /s/ Ralph W. Sturges
                                           ------------------------------------
                                           Name: Ralph W. Sturges
                                           Title: Lifetime Chief and Chairman

                                    Exhibit A

                                 (Face of Note)
                       15%(1) Subordinated Notes due 2003

No.                                                            $________________

                         MOHEGAN TRIBAL GAMING AUTHORITY

promises to pay to
or registered assigns,
the principal sum of
Dollars on November 15, 2003
Interest Payment Dates: May 15 and November 15
Record Dates: April 30 and October 31

                                    Dated: September __, 1995

                                    MOHEGAN TRIBAL GAMING AUTHORITY

                                    By: __________________________________
                                    Name: ________________________________
                                    Title: _______________________________



                                    By: __________________________________
                                    Name: ________________________________
                                    Title: _______________________________

                                                   (SEAL)


----------
      (1) The rate of interest on the Subordinated Notes issued substantially concurrently with the Senior Secured Notes will be a fixed rate, while Subordinated Notes thereafter issued to evidence the Authority's obligation to repay funds advanced pursuant to the Completion Guarantee, will bear interest at the rate per annum then most recently announced by Chemical Bank of New York, New York as its prime rate plus 1%, which rate will be set and revised at six-month intervals.

                                 (Back of Note)
                       15%(1) Subordinated Notes due 2003

                  THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY
            ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE TRIBE AND THE AUTHORITY THAT
            (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY
            (1) IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE AUTHORITY SO REQUESTS), (2) TO THE AUTHORITY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

      Capitalized terms used herein shall have the meanings assigned to them in the Note Purchase Agreement referred to below unless otherwise indicated.

      1. Interest. (a) Mohegan Tribal Gaming Authority (or any successor thereto as provided in the Note Purchase Agreement, the "Authority"), promises to pay interest ("Interest") at the rate of 15% per annum (the "Interest Rate") on the principal amount of this Subordinated Note from the Issuance Date to the date of payment of such principal amount of this Subordinated Note.(2) Subject to the mandatory deferral of Interest pursuant to the provisions

----------
      (1) See Note 1 on page A-1.

      (2) This sentence will be deleted from each Subordinated Note issued to evidence the Authority's obligation to repay funds advanced pursuant to the Completion Guarantee and the following shall be substituted therefor:

set forth below ("Deferred Interest") and the provisions of Article VIII of the Note Purchase Agreement, installments of Interest shall become due and payable semi-annually in arrears on each May 15 and November 15 (each an "Interest Payment Date") to the holders of record at the close of business on the immediately preceding April 30 or October 31, respectively, for the six-month period ending on such preceding April 30 or October 31 (each a "Semi-annual Period"). Interest shall be computed on the basis of a 360-day year, consisting of twelve 30-day months.

      Interest on Deferred Interest shall accrue and be deferred semi-annually at the Interest Rate and shall be deemed part of Deferred Interest upon such deferral.

      Each installment of Interest shall be calculated to accrue from, but not including the most recent date to which such Interest has been paid or provided for or through which Interest has been calculated and deferred (or from and including the Issuance Date if no installment of Interest has been paid, provided for or deferred) to, and including, either (a) the last day of the preceding Semi-annual Period if the corresponding principal of this Subordinated Note has not become due and payable or (b) the date of payment if the corresponding principal of this Subordinated Note has become due and payable (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise).

      Interest in respect of the most recently ended Semi-annual Period ("Current Interest") shall be deferred unless (i) $87.5 million in aggregate principal amount of Senior Notes have been repurchased or returned (for purposes of such determination, the aggregate principal amount of Senior Notes offered to be repurchased in any Offer shall be deemed to have been repurchased, whether or not such amount was pursuant to such Repurchase Offer) and (ii) the Authority's Fixed Change Coverage Ratio for the four full fiscal quarters last ended is equal to or greater than 2.5 to 1 and no deferred Cash Flow Participation Interest on the Senior Notes remains unpaid. Deferred Interest shall continue to be deferred unless (an then only to the extent) Current Interest may be paid in cash and the Authority's Fixed Charge Coverage Ratio for the four full fiscal quarters last ended (calculated as if such accrued interest payable were the oldest interest accrued and was added to Interest Expense for such period if not already included therein) is equal to or greater than 4 to 1. Notwithstanding the foregoing, all accrued

----------
      Mohegan Tribal Gaming Authority (or any successor thereto as provided in the Note Purchase Agreement, the "Authority") promises to pay interest ("Interest") on the principal amount of this Subordinated Note from the Issuance Date to the date of payment of such principal amount of this Subordinated Note at the rate per annum equal to the Reference Rate (as hereinafter defined) as in effect on the Issuance Date plus 1%, which rate shall be set and revised at intervals of six months (commencing six months after the Issuance Date and until this Subordinated Note is fully paid) (each, an "Adjustment Date") to be equal to the Reference Rate as in effect on such Adjustment Date plus 1%. "Reference Rate" means the rate per annum then most recently announced by Chemical Bank of New York as its prime rate at New York, New York.

and unpaid Interest shall be payable in cash on the Interest Payment Dates and shall not be deferred if the Authority has paid in full all Obligations under the Senior Notes and the Senior Note Indenture and the same shall have been discharged.

            (b) Notwithstanding anything herein to contrary, installments of accrued or deferred and unpaid Interest shall become due and payable (and shall not be further deferred) with respect to any principal amount of this Subordinated Note that matures (whether at stated maturity, upon acceleration, upon maturity of repurchase obligations or otherwise) upon such maturity of such principal amount of this Subordinated Note. The Authority shall pay interest (including post-petition interest in any proceeding under any proceeding under any Bankruptcy Law) overdue principal and premium, if any, from time to time on demand at a rate equal to the Interest Rate plus one percent per annum. The Authority shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of Interest (without regard to any applicable grace periods) from time to time on demand at the same rate as on overdue principal to the extent lawful.

      2. Method of Payment. The Authority shall pay Interest (except defaulted Interest) to the Holders of Subordinated Notes at the close of business on the April 30 or October 31 next preceding the Interest Payment Date, even if such Subordinated Notes are cancelled after such record date and on or before such Interest Payment Date (the "Record Date"), except as provided in Section 4.04 of the Note Purchase Agreement with respect to defaulted interest. The Holder hereof must surrender this Subordinated Note to a Paying Agent to collect principal payments. The Subordinated Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Authority maintained for such purpose within or without the City and State of New York, or, at the option of the Authority, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders and provided that payment by wire transfer of [immediately available/next day] funds will be required with respect to principal of and premium, if any, and interest on Subordinated Notes the Holders of which shall have provided wire transfer instructions to the Authority or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      3. Paying Agent and Registrar. Initially, _________________________ shall act as Paying Agent and registrar (the "Registrar"). The Authority may change any Paying Agent or Registrar without notice to any Holder. The Authority or any of its Subsidiaries may act in any such capacity.

      4. Note Purchase Agreement. The Authority issued the Subordinated Notes under a Note Purchase Agreement dated as of September 29, 1995 (as it may be amended from time to time, the "Note Purchase Agreement") between the Authority and Sun International Hotels Limited, a Bahamian corporation ("Purchaser"). The terms of the Subordinated Notes include and are subject to all terms stated in the Note Purchase Agreement and Holders are referred to the Note Purchase Agreement for a statement of such terms. The Subordinated Notes are obligations of the Authority limited to $40 million in aggregate principal amount plus an aggregate principal amount equal to amounts paid under the Completion Guarantee. The terms of the Note Purchase Agreement shall govern any inconsistencies between the Note Purchase Agreement and the Subordinated Notes. The Subordinated Notes are secured by a perfected, second priority security interest in the Cash Maintenance Account and, upon the repayment in full of all Obligations under the Senior Notes and the Senior Note Indenture and the discharge thereof, will be secured by a perfected, first priority interest in such account (subject to any liens permitted by the terms of the Senior Notes and the Senior Note Indenture).

      5. Optional Redemption. The Authority may not redeem or, except as permitted by the terms of the Note Purchase Agreement, otherwise repurchase the Subordinated Notes until the Senior Notes have been repaid in full. Thereafter, the Subordinated Notes may be redeemed, in whole or in part, at the option of the Authority, at par plus accrued and unpaid Interest thereon to the applicable date of redemption.

      Notwithstanding any provision contained herein to the contrary, the Tribe at any time shall be entitled to acquire the Subordinated Notes from the Holders thereof at a price equal to 100% of the principal amount thereof plus all accrued and unpaid interest thereon.

      Notwithstanding any other provisions of the Note Purchase Agreement, if any Gaming Regulatory Authority requires that a Holder or beneficial owner of the Subordinated Notes be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any gaming license or franchise of the Authority or any Subsidiary under any applicable gaming laws, and the Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Regulatory Authority (or such lesser period that may be required by such Gaming Regulatory Authority) or if such Holder or beneficial owner is not so licensed, qualified or found suitable, the Authority has the right, at its option, (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Subordinated Notes within 30 days of receipt of such notice of such finding by the applicable Gaming Authority (or such earlier date as may be required by the applicable Gaming Regulatory Authority) or (ii) to call for redemption of the Subordinated Notes of such Holder or beneficial owner at a redemption price equal to the lesser of the principal amount thereof or the price at which such Holder or beneficial owner acquired the Subordinated Notes, together with, in either case, accrued and unpaid Interest (including Deferred Interest) to the earlier of the date of redemption or the date of the finding of unsuitability by such Gaming Regulatory Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Authority; provided, however, that the Authority may not redeem any Subordinated Notes pursuant to this provision if an Event of Default has occurred and is continuing under the Senior Note Indenture until such time as there ceases to be any such Event of Default under the Senior Note Indenture. The Authority shall not be required to pay or reimburse any Holder or beneficial owner of Subordinated Notes who is required to apply for any such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expenses shall be the obligation of such Holder or beneficial owner.

      6. Mandatory Redemption. The Authority shall not be required to make mandatory redemption or sinking fund payments with respect to the Subordinated Notes.

      7. Repurchase at Option of Holder. Upon a Change of Control, as defined in the Note Purchase Agreement, the Authority may be required to offer to purchase all of the Outstanding Subordinated Notes in accordance with the provisions set forth in the Note Purchase Agreement. Holders of Subordinated Notes will receive an offer to purchase from the Authority prior to any related purchase date, and may elect to have their Subordinated Notes purchased by completing the form entitled "Option of Holders to Elect Purchase" appearing below. Such offer and the obligation to repurchase tendered Subordinated Notes is subject to certain restrictions related to the priority of the Senior Notes.

      8. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Subordinated Notes are to be redeemed at its registered address. Subordinated Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Subordinated Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Subordinated Notes or portions thereof called for redemption.

      9. Denominations, Transfer, Exchange. The Subordinated Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Subordinated Notes may be registered and Subordinated Notes may be exchanged as provided in the Note Purchase Agreement. The Registrar and the Authority may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Authority may require a Holder to pay any taxes and fees required by law or permitted by the Note Purchase Agreement. The Authority need not exchange or register the transfer of any Subordinated Note or portion of a Subordinated Note selected for redemption, except for the unredeemed portion of any Subordinated Note being redeemed in part. Also, it need not exchange or register the transfer of any Subordinated Notes for a period of 15 days before a selection of Subordinated Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      10. Persons Deemed Owners. Prior to due presentment to the Registrar for registration of the transfer of this Subordinated Note, the Registrar, the Paying Agent, the Defeasance Agent (collectively, the "Agents") and the Authority may deem and treat the Person in whose name this Subordinated Note is registered as the absolute owner thereof for the purpose of receiving payment of principal of and premium, if any, and interest on this Subordinated Note and for all other purposes whatsoever, whether or not this Subordinated Note is overdue, and neither any Agent nor the Authority shall be affected by notice to the contrary. The registered holder of a Subordinated Note shall be treated as its owner for all purposes.

      11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Note Purchase Agreement and the Subordinated Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Subordinated Notes, and any existing default or compliance with any provision of the Note Purchase Agreement or the Subordinated Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Subordinated Notes.

      12. Defaults and Remedies. Events of Default include (as more fully described in, and subject to the terms and conditions of, the Note Purchase Agreement as it may be amended from time to time): (i) default in payment of interest when due and payable on any Note for 30 days, (ii) default in payment of principal of or premium, if any, on any Subordinated Note when due, (iii) failure by the Authority for 90 days after written notice to it to comply with any of its other agreements in the Note Purchase Agreement or the Subordinated Notes and (iv) certain events of bankruptcy or insolvency. If any Event of Default occurs and is continuing, the Holders of at least 25% in principal amount of the then outstanding Subordinated Notes may declare the principal of and premium, if any, interest and any other monetary obligations on all of the Subordinated Notes to be due and payable; provided, however, that no such declaration may be made unless and until all Obligations under the Senior Notes and the Senior Note Indenture have been paid in full and the same have been discharged. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, if all Obligations under the Senior Notes and the Senior Note Indenture have been paid in full and the same have been discharged, all outstanding Subordinated Notes shall become due and payable without further action or notice. The Holders of a majority in aggregate principal amount of the Subordinated Notes then outstanding may on behalf of the Holders of all of the Subordinated Notes waive any existing Default or Event of Default and its consequences under the Note Purchase Agreement and the Subordinated Notes except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Subordinated Notes. The Authority is required to deliver to the Holders annually a statement regarding compliance with the Note Purchase Agreement, and the Authority is required, within five Business Days upon becoming aware of any Default or Event of Default, to deliver to the Holders a statement specifying such Default or Event of Default.

      13. Subordination. The Subordinated Notes are subordinated in right of payment to Senior Indebtedness pursuant to Article VIII of the Note Purchase Agreement.

      14. No Recourse Against Others. Neither the Tribe nor any officer, office holder, employee, agent, representative, member of the Authority or the Tribe, as such, shall have any liability for any obligations of the Authority under the Subordinated Notes or the Note Purchase Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Subordinated Notes.

      15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      16. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Authority has caused CUSIP numbers to be printed on the Subordinated Notes and the Authority may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Subordinated Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      The Authority shall furnish to any Holder upon written request and without charge a copy of the Note Purchase Agreement. Requests may be made to:

                         Mohegan Tribal Gaming Authority
                   c/o Mohegan Tribe of Indians of Connecticut
                                 27 Church Lane
                              Uncasville, CT 06392
                           Attn: Ralph Sturgis, Chief
                       Carlisle Fowler and Roland Harris,
                             Business Board Members

                                 ASSIGNMENT FORM

      To assign this Subordinated Note, fill in the form below: (1) or (we) assign and transfer this Subordinated Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Subordinated Note on the books of the Authority. The agent may substitute another to act for him.



Date:

                                  Your Signature:  ______________________
                                    (Sign exactly as your name appears
                                      on the face of this Note)


Signature Guarantee:

                       Option of Holder to Elect Purchase


      If you want to elect to have this Note purchased by the Authority pursuant to a Change of Control, check the following box and specify the amount: |_| $___________________


Date:                              Your Signature:
                                              (Sign exactly as your name appears
                                                on the Note)

                                   Tax Identification No.: ______________


Signature Guarantee:

                                   EXHIBIT B

                            NOTE PURCHASE AGREEMENT

                                 ---------------            -------------------
                                      Tribe                     Tribal Court
                                 ---------------            -------------------

                                 ---------------
                                 Tribal Council
                                 ---------------

                            -----------------------
                            Tribal Gaming Authority
                            -----------------------

-----------                                                     ----------
Director of                                                     Management
Regulations                                                       Board
-----------                                                     ----------

----------                       -------------              -------------------
Regulatory                          Manager                 Executive Committee
  Staff
----------                       -------------              -------------------

                                            --------------
                                               Business
                                                 Board
                                            --------------

                                            --------------
                                              Enterprise
                                            --------------

                      Attachment to Note Purchase Agreement

                              SECTION 81 COMPLIANCE

In compliance with Section 81 of Title 25 U.S.C.A., the addresses and occupations of the parties are as follows:

          Party in Interest:        Mohegan Tribe of Indians of Connecticut
          Address:                  27 Church Lane
                                    Uncasville, CT 06382
          Occupation:               Indian Tribe

          Party in Interest:        Mohegan Tribal Gaming Authority
          Address:                  27 Church Lane
                                    Uncasville, CT 06382
          Occupation:               Tribal Gaming Authority

          Party in Interest:        Sun International Hotels Limited
          Address:                  Badegemore House - Gravel Hill
                                    Henley-on-Thames
                                    RG9 4NR United Kingdom
          Occupation                Hotel, Casino and Resort Operations

          Fixed limited time to run: Notes become due November 15, 2003

The Chairman of the Mohegan Tribe of Indians of Connecticut ("Tribe") is authorized to execute the attached document by Resolution No. 95-3 of the Tribal Council of the Tribe, dated August 30, 1995. The Chairman exercises his authority in this instance because the Tribe has determined that execution of the attached document will further the economic development objectives of the Tribe.

The Chairman of the Management Board of the Mohegan Tribal Gaming Authority ("Management Board") is authorized to execute the attached document by Resolution No. 95-4 of the Management Board, dated August 30, 1995. The Chairman of the Management Board exercises his authority in this instance because the Management Board has determined that execution of the attached document will further the economic development objectives of the Tribe.

The document was executed on or about 12.30 p.m. (time) on September 28, 1995, at New York, NY (place), for the particular purpose set forth above.

The undersigned parties agree that the foregoing agreement is in compliance with 25 U.S.C. ss. 81.

WITNESS:
                                       Mohegan Tribe of Indians of Connecticut


/s/ [ILLEGIBLE]                        By: /s/ Ralph W. Sturges
----------------------------               -------------------------------------
                                           Ralph Sturges
                                       Title: Chairman


                                       Mohegan Tribal Gaming Authority


/s/ [ILLEGIBLE]                        By: /s/ Ralph W. Sturges
----------------------------               -------------------------------------
                                           Ralph Sturges
                                       Title: Chairman, Management Board

/s/ [ILLEGIBLE]                        Sun International Hotels Limited
----------------------------
                                       By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                       Title:

                                       Approved Pursuant to 25 U.S.C. ss. 81

                                       United States Department of Interior
                                       Bureau of Indian Affairs:

Date: September 29, 1995               By: /s/ [ILLEGIBLE]
                                           -------------------------------------

                                       Director (Acting)
                                       Eastern Area Office
                                       Bureau of Indian Affairs
                                       for the Secretary of the Interior and the Commissioner of Indian Affairs, acting under delegated authority.

                               (Face of Note)
                     15%(1) Subordinated Notes due 2003

No.                                                                   $1,700,000

                         MOHEGAN TRIBAL GAMING AUTHORITY


promises to pay to Trading Cove Associates or registered assigns, the principal sum of $1,700,000
Dollars on November 15, 2003
Interest Payment Dates:  May 15, and November 15
Record Dates:  April 30 and October 31

                                       Dated:  September 29, 1995

                                       MOHEGAN TRIBAL GAMING AUTHORITY


                                       By: /s/ Ralph W. Sturges
                                           -------------------------------------
                                       Name:Ralph W. Sturges
                                       Title:  Chairman, Management Board


                                       By: /s/ Carlisle Fowler
                                           -------------------------------------
                                       Name: Carlisle Fowler
                                       Title: Treasurer, Management Board

                                                   (SEAL)

----------
      (1) The rate of interest on the Subordinated Note issued substantially concurrently with the Senior Secured Notes will be a fixed rate, while Subordinated Notes thereafter issued to evidence the Authority's obligation to repay funds advanced pursuant to the Completion Guarantee, will bear interest at the rate per annum then most recently announced by Chemical Bank of New York, New York as its prime rate plus 1%, which rate will be set and revised at six-month intervals.

                                 (Back of Note)
                       15%(1) Subordinated Notes due 2003

                  THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY
            ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE TRIBE AND THE AUTHORITY THAT
            (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY
            (1) IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE AUTHORITY SO REQUESTS), (2) TO THE AUTHORITY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATIONS STATEMENT UNDER THE ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

      Capitalized terms used herein shall have the meanings assigned to them in the Note Purchase Agreement referred to below unless otherwise indicated.

      1. INTEREST. (A) Mohegan Tribal Gaming Authority (or any successor thereto as provided in the Note Purchase Agreement, the "Authority"), promises to pay interest ("Interest") at the rate of 15% per annum (the "Interest Rate") on the principal amount of this Subordinated Note from the Issuance Date to the date of payment of such principal amount of this Subordinated Note.(2) Subject to the mandatory deferral of Interest pursuant to the provisions

----------
      (1) See Note 1 on page A-1

      (2) This sentence will be deleted from each Subordianted Note issued to evidence the Authority's obligation to repay funds advanced pursuant to the Completion Guarantee and the following shall be substituted therefor:

set forth below ("Deferred Interest") and the provisions of Article VIII of the Note Purchase Agreement, installments of Interest shall become due and payable semi-annually in arrears on each May 15 and November 15 (each an "Interest Payment Date") to the holders of record at the close of business on the immediately preceding April 30 or October 31, respectively, for the six-month period ending on such preceding April 30 or October 31 (each a "Semi-annual Period"). Interest shall be computed on the basis of a 360-day year, consisting of twelve 30-day months.

      Interest on Deferred Interest shall accrue and be deferred semi-annually at the Interest Rate and shall be deemed part of Deferred Interest upon such deferral.

      Each installment of Interest shall be calculated to accrue from, but not including the most recent date to which such Interest has been paid or provided for or through which Interest has been calculated and deferred (or from and including the Issuance Date if no installment of Interest has been paid, provided for or deferred) to, and including, either (a) the last day of the preceding Semi-annual Period if the corresponding principal of this Subordinated Note has not become due and payable or (b) the date of payment if the corresponding principal of this Subordinated Note has become due and payable (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise).

      Interest in respect of the most recently ended Semi-annual Period ("Current Interest") shall be deferred unless (i) $87.5 million in aggregate principal amount of Senior Notes have been repurchased or retired (for purposes of such determination, the aggregate principal amount of Senior Notes offered to be repurchased in any Offer shall be deemed to have been repurchased, whether or not such amount was pursuant to such Repurchase Offer) and (ii) the Authority's Fixed Change Coverage Ratio for the four full fiscal quarters last ended is equal to or greater than 2.5 to 1 and no deferred Cash Flow Participation Interest on the Senior Notes remains unpaid. Deferred Interest shall continue to be deferred unless (and then only to the extent) Current Interest may be paid in cash and the Authority's Fixed Charge Coverage Ratio for the four full fiscal quarters last ended (calculated as if such accrued interest payable were the oldest interest accrued and was added to Interest Expense for such period if not already included therein) is equal to or greater than 4 to 1. Notwithstanding the foregoing, all accrued

----------
         Mohegan Tribal Gaming Authority (or any successor thereto as provided in the Note Purchase Agreement, the "Authority") promises to pay interest ("Interest") on the principal amount of this Subordinated Note from the Issuance Date to the date of payment of such principal amount of this Subordinated Note at the rate per annum equal to the Reference Rate (as hereinafter defined) as in effect on the Issuance Date plus 1%, which rate shall be set and revised at intervals of six months (commencing six months after the Issuance Date and until this Subordinated Note is fully paid) (each, an "Adjustment Date") to be equal to the Reference Rate as in effect on such Adjustment Date plus 1%. "Reference Rate" means the rate per annum then most recently announced by Chemical Bank of New York as its prime rate at New York, New York.

and unpaid Interest shall be payable in cash on the Interest Payment Dates and shall not be deferred if the Authority has paid in full all Obligations under the Senior Notes and the Senior Note Indenture and the same shall have been discharged.

            (b) Notwithstanding anything herein to contrary, installments of accrued or deferred and unpaid Interest shall become due and payable (and shall not be further deferred) with respect to any principal amount of this Subordinated Note that matures (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise) upon such maturity of such principal amount of this Subordinated Note. The Authority shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate equal to the Interest Rate plus one percent per annum. The Authority shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of Interest (without regard to any applicable grace periods) from time to time on demand at the same rate as on overdue principal to the extent lawful.

      2. METHOD OF PAYMENT. The Authority shall pay Interest (except defaulted Interest) to the Holders of Subordinated Notes at the close of business on the April 30 or October 31 next preceding the Interest Payment Date, even if such Subordinated Notes are canceled after such record date and on or before such Interest Payment Date (the "Record Date"), except as provided in Section 4.04 of the Note Purchase Agreement with respect to defaulted interest. The Holder hereof must surrender this Subordinated Note to a Paying Agent to collect principal payments. The Subordinated Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Authority maintained for such purpose within or without the City and State of New York, or, at the option of the Authority, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders and provided that payment by wire transfer of [immediately available/next day] funds will be required with respect to principal of and premium, if any, and interest on Subordinated Notes the Holders of which shall have provided wire transfer instructions to the Authority or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      3. PAYING AGENT AND REGISTRAR. Initially, First Fidelity Bank shall act as Paying Agent and registrar (the "Registrar"). The Authority may change any Paying Agency or Registrar without notice to any Holder. The Authority or any of its Subsidiaries may act in any such capacity.

      4. NOTE PURCHASE AGREEMENT. The Authority issued the Subordinated Notes under a Note Purchase Agreement dated as of September 29, 1995 (as it may be amended from time to time, the "Note Purchase Agreement") between the Authority and Sun International Hotels Limited, a Bahamian corporation ("Purchaser"). The terms of the Subordinated Notes include and are subject to all terms stated in the Note Purchase Agreement and Holders are referred to the Note Purchase Agreement for a statement of such terms. The Subordinated Notes are obligations of the Authority limited to $40 million in aggregate principal amount plus an aggregate principal amount equal to amounts paid under the Completion Guarantee. The terms of the Note Purchase Agreement shall govern any inconsistencies between the Note Purchase Agreement and the Subordinated Notes. The Subordinated Notes are secured by a perfected, second priority security interest in the Cash Maintenance Account and, upon the repayment in full of all Obligations under the Senior Notes and the Senior Note Indenture and the discharge thereof, will be secured by a perfected, first priority interest in such account (subject to any liens permitted by the terms of the Senior Notes and the Senior Note Indenture).

      5. OPTIONAL REDEMPTION. The Authority may not redeem or, except as permitted by the terms of the Note Purchase Agreement, otherwise repurchase the Subordinated Notes until the Senior Notes have been repaid in full. Thereafter, the Subordinated Notes may be redeemed, in whole or in part, at the option of the Authority, at par plus accrued and unpaid Interest thereon to the applicable date of redemption.

      Notwithstanding any provision contained herein to the contrary, the Tribe at any time shall be entitled to acquire the Subordinated Notes from the Holders thereof at a price equal to 100% of the principal amount thereof plus all accrued and unpaid interest thereon.

      Notwithstanding any other provisions of the Note Purchase Agreement, if any Gaming Regulatory Authority requires that a Holder or beneficial owner of the Subordinated Notes be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any gaming license or franchise of the Authority or any Subsidiary under any applicable gaming laws, and the Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Regulatory Authority (or such lesser period that may be required by such Gaming Regulatory Authority) or if such Holder or beneficial owner is not so licensed, qualified or found suitable, the Authority has the right, at its option (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Subordinated Notes within 30 days of receipt of such notice of such finding by the applicable Gaming Authority (or such earlier date as may be required by the applicable Gaming Regulatory Authority) or (ii) to call for redemption of the Subordinated Notes of such Holder or beneficial owner at a redemption price equal to the lesser of the principal amount thereof or the price at which such Holder or beneficial owner required the Subordinated Notes, together with, in either case, accrued and unpaid Interest (including Deferred Interest) to the earlier of the date of redemption or the date of the finding of unsuitability by such Gaming Regulatory Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Authority; provided, however, that the Authority may not redeem any Subordinated Notes pursuant to this provision if an Event of Default has occurred and is continuing under the Senior Note Indenture until such time as there ceases to be any such Event of Default under the Senior Note Indenture. The Authority shall not be required to pay or reimburse any Holder or beneficial owner of Subordinated Notes who is required to apply for any such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expenses shall be the obligation of such Holder or beneficial owner.

      6. MANDATORY REDEMPTION. The Authority shall not be required to make mandatory redemption or sinking fund payments with respect to the Subordinated Notes.

      7. REPURCHASE AT OPTION OF HOLDER. Upon a Change of Control, as defined in the Note Purchase Agreement, the Authority may be required to offer to purchase all of the outstanding Subordinated Notes in accordance with the provisions set forth in the Note Purchase Agreement. Holders of Subordinated Notes will receive an offer to purchase from the Authority prior to any related purchase date, and may elect to have their Subordinated Notes purchase by completing the form entitled "Option of Holders to Elect Purchase" appearing below. Such offer and the obligation to repurchase tendered Subordinated Notes is subject to certain restrictions related to the priority of the Senior Notes.

      8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days not more than 60 days before the redemption date to each Holder whose Subordinated Notes are to be redeemed at it registered address. Subordinated Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Subordinated Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Subordinated Notes or portions thereof called for redemption.

      9. DENOMINATIONS, TRANSFER, EXCHANGE. The Subordinated Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Subordinated Notes may be registered and Subordinated Notes may be exchanged as provided in the Note Purchase Agreement. The Registrar and the Authority may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Authority may require a Holder to pay any taxes and fees required by law or permitted by the Note Purchase Agreement. The Authority need not exchange or register the transfer of any Subordinated Note or portion of a Subordinated Note selected for redemption, except for the unredeemed portion of any Subordinated Note being redeemed in part. Also, it need not exchange or register the transfer of any Subordinated Notes for a period of 15 days before a selection of Subordinated Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      10. PERSONS DEEMED OWNERS. Prior to due presentment to the Registrar for registration of the transfer of this Subordinated Note, the Registrar, the Paying Agent, the Defeasance Agent (collectively, the "Agents") and the Authority may deem and treat the Person in whose name this Subordinated Note is registered as the absolute owner thereof for the purpose of receiving payment of principal of and premium, if any, and interest on this Subordinated Note and for all other purposes whatsoever, whether or not this Subordinated Note is overdue, and neither any Agent nor the Authority shall be affected by notice to the contrary. The registered holder of a Subordinated Note shall be treated as its owner for all purposes.

      11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Note Purchase Agreement and the Subordinated Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Subordinated Notes, and any existing default or compliance with any provision of the Note Purchase Agreement or the Subordinated Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Subordinated Notes.

      12. DEFAULTS AND REMEDIES. Events for Default include (as more fully described in, and subject to the terms and conditions of the Note Purchase Agreement as it may be amended from time to time): (i) default in payment of interest when due and payable on any Note for 30 days, (ii) default in payment of principal of or premium, if any, on any Subordinated Note when due, (iii) failure by the Authority for 90 days after written notice to it to comply with any of its other agreements in the Note Purchase Agreement or the Subordinated Notes and (iv) certain events of bankruptcy or insolvency. If any Event of Default occurs and is continuing, the Holders of at least 25% in principal amount of the then outstanding Subordinated Notes may declare the principal of and premium, if any, interest and any other monetary obligations on all of the Subordinated Notes to be due and payable; provided, however, that no such declaration may be made unless and until all Obligations under the Senior Notes and the Senior Note Indenture have been paid in full and the same have been discharged. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, if all Obligations under the Senior Notes and the Senior Note Indenture have been paid in full and the same have been discharged, all outstanding Subordinated Notes shall become due and payable without further action or notice. The Holders of a majority in aggregate principal amount of the Subordinated Notes then outstanding may on behalf of the Holders of all of the Subordinated Notes waive any existing Default or Event of Default and its consequences under the Note Purchase Agreement and the Subordinated Notes except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Subordinated Notes. The Authority is required to deliver to the Holders annually a statement regarding compliance with the Note Purchase Agreement, and the Authority is required, within five Business Days upon becoming aware of any Default or Event of Default, to deliver to the Holders a statement specifying such Default or Event of Default.

      13. SUBORDINATION. The Subordinated Notes are subordinated in right of payment to Senior Indebtedness pursuant to Article VIII of the Note Purchase Agreement.

      14. NO RECOURSE AGAINST OTHERS. Neither the Tribe nor any officer, office holder, employee, agent, representative, member of the Authority or the Tribe, as such, shall have any liability for any obligations of the Authority under the Subordinated Notes or the Note Purchase Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Subordinated Notes.

      15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      16. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Authority has caused CUSIP numbers to be printed on the Subordinated Notes and the Authority may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Subordinated Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      The Authority shall furnish to any Holder upon written request and without charge a copy of the Note Purchase Agreement. Requests may be made to:

                         Mohegan Tribal Gaming Authority
                   c/o Mohegan Tribe of Indians of Connecticut
                                 27 Church Lane
                              Uncasville, CT 06392
                           Attn: Ralph Sturgis, Chief
                       Carlisle Fowler and Roland Harris,
                             Business Board Members

                                 ASSIGNMENT FORM

      To assign this Subordinated Note, fill in the form below: (I) or (we) assign and transfer this Subordinated Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ___________________________________________________ to
transfer this Subordinated Note on the books of the Authority. The agent may substitute another to act for him.



Date:



                                    Your Signature:____________________________
                               (Sign exactly as your name appears on the face of
                                 this Note)


Signature Guarantee.

                       Option of Holder to Elect Purchase

      If you want to elect to have this Note purchased by the Authority pursuant to a Change of Control, check the following box and specify the amount: |_| $______________

Date:                                Your Signature:

                                        (Sign exactly as your name appears on
                                          the Note)


                                     Tax Identification No.: ______________


Signature Guarantee.

                                 (Face of Note)
                       15%(1) Subordinated Notes due 2003


No.                                                                  $38,300,000

                         MOHEGAN TRIBAL GAMING AUTHORITY

promises to pay to Sun International Hotels Limited or registered assigns, the principal sum of $38,300,000
Dollars on November 15, 2003
Interest Payment Dates: May 15, and November 15
Record Dates: April 30 and October 31

                                        Dated: September 29, 1995

                                        MOHEGAN TRIBAL GAMING AUTHORITY

                                        By: /s/ Ralph W. Sturges
                                           ------------------------------------
                                        Name: Ralph W. Sturges
                                        Title: Chairman, Management Board



                                        By: /s/ Carlisle Fowler
                                           ------------------------------------
                                        Name: Carlisle Fowler
                                        Title: Treasurer, Management Board

                                                          (SEAL)

----------
      (1) The rate of interest on the Subordinated Note issued substantially concurrently with the Senior Secured Notes will be a fixed rate, while Subordinated Notes thereafter issued to evidence the Authority's obligation to repay funds advanced pursuant to the Completion Guarantee, will bear interest at the rate per annum then most recently announced by Chemical Bank of New York, New York as its prime rate plus 1%, which rate will be set and revised at six-month intervals.

                                 (Back of Note)
                       15%(1) Subordinated Notes due 2003

                  THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY
            ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE TRIBE AND THE AUTHORITY THAT
            (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY
            (1) IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE AUTHORITY SO REQUESTS), (2) TO THE AUTHORITY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

      Capitalized terms used herein shall have the meanings assigned to them in the Note Purchase Agreement referred to below unless otherwise indicated.

      1. INTEREST. (a) Mohegan Tribal Gaming Authority (or any successor thereto as provided in the Note Purchase Agreement, the "Authority"), promises to pay interest ("Interest") at the rate of 15% per annum (the "Interest Rate") on the principal amount of this Subordinated Note from the Issuance Date to the date of payment of such principal amount of this Subordinated Note.(2) Subject to the mandatory deferral of Interest pursuant to the provisions

----------
      (1) See Note 1 on page A-1

      (2) This sentence will be deleted from each Subordinated Note issued to evidence the Authority's obligation to repay funds advanced pursuant to the Completion Guarantee and the following shall be substituted therefor:

set forth below ("Deferred Interest") and the provisions of Article VIII of the Note Purchase Agreement, installments of Interest shall become due and payable semi-annually in arrears on each May 15 and November 15 (each an "Interest Payment Date") to the holders of record at the close of business on the immediately preceding April 30 or October 31, respectively, for the six-month period ending on such preceding April 30 or October 31 (each a "Semi-annual Period"). Interest shall be computed on the basis of a 360-day year, consisting of twelve 30-day months.

      Interest on Deferred Interest shall accrue and be deferred semi-annually at the Interest Rate and shall be deemed part of Deferred Interest upon such deferral.

      Each installment of Interest shall be calculated to accrue from, but not including the most recent date to which such Interest has been paid or provided for or through which Interest has been calculated and deferred (or from and including the Issuance Date if no installment of Interest has been paid, provided for or deferred) to, and including, either (a) the last day of the preceding Semi-annual Period if the corresponding principal of this Subordinated Note has not become due and payable or (b) the date of payment if the corresponding principal of this Subordinated Note has become due and payable (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise).

      Interest in respect of the most recently ended Semi-annual Period ("Current Interest") shall be deferred unless (i) $87.5 million in aggregate principal amount of Senior Notes have been repurchased or retired (for purposes of such determination, the aggregate principal amount of Senior Notes offered to be repurchased in any Offer shall be deemed to have been repurchased, whether or not such amount was pursuant to such Repurchase Offer) and (ii) the Authority's Fixed Change Coverage Ratio for the four full fiscal quarters last ended is equal to or greater than 2.5 to 1 and no deferred Cash Flow Participation Interest on the Senior Notes remains unpaid. Deferred Interest shall continue to be deferred unless (and then only to the extent) Current Interest may be paid in cash and the Authority's Fixed Charge Coverage Ratio for the four full fiscal quarters last ended (calculated as if such accrued interest payable were the oldest interest accrued and was added to Interest Expense for such period if not already included therein) is equal to or greater than 4 to 1. Notwithstanding the foregoing, all accrued

----------
      Mohegan Tribal Gaming Authority (or any successor thereto as provided in the Note Purchase Agreement, the "Authority") promises to pay interest ("Interest") on the principal amount of this Subordinated Note from the Issuance Date to the date of payment of such principal amount of this Subordinated Note at the rate per annum equal to the Reference Rate (as hereinafter defined) as in effect on the Issuance Date plus 1%, which rate shall be set and revised at intervals of six months (commencing six months after the Issuance Date and until this Subordinated Note is fully paid) (each, an "Adjustment Date") to be equal to the Reference Rate as in effect on such Adjustment Date plus 1%. "Reference Rate" means the rate per annum then most recently announced by Chemical Bank of New York as its prime rate at New York, New York.

and unpaid Interest shall be payable in cash on the Interest Payment Dates and shall not be deferred if the Authority has paid in full all Obligations under the Senior Notes and the Senior Note Indenture and the same shall have been discharged.

            (b) Notwithstanding anything herein to contrary, installments of accrued or deferred and unpaid Interest shall become due and payable (and shall not be further deferred) with respect to any principal amount of this Subordinated Note that matures (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise) upon such maturity of such principal amount of this Subordinated Note. The Authority shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate equal to the Interest Rate plus one percent per annum. The Authority shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of Interest (without regard to any applicable grace periods) from time to time on demand at the same rate as on overdue principal to the extent lawful.

      2. METHOD OF PAYMENT. The Authority shall pay Interest (except defaulted Interest) to the Holders of Subordinated Notes at the close of business on the April 30 or October 31 next preceding the Interest Payment Date, even if such Subordinated Notes are cancelled after such record date and on or before such Interest Payment Date (the "Record Date"), except as provided in Section 4.04 of the Note Purchase Agreement with respect to defaulted interest. The Holder hereof must surrender this Subordinated Note to a Paying Agent to collect principal payments. The Subordinated Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Authority maintained for such purpose within or without the City and State of New York, or, at the option of the Authority, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders and provided that payment by wire transfer of [immediately available/next day] funds will be required with respect to principal of and premium, if any, and interest on Subordinated Notes the Holders of which shall have provided wire transfer instructions to the Authority or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      3. PAYING AGENT AND REGISTRAR. Initially, First Fidelity Bank shall act as Paying Agent and registrar (the "Registrar"). The Authority may change any Paying Agent or Registrar without notice to any Holder. The Authority or any of its Subsidiaries may act in any such capacity.

      4. NOTE PURCHASE AGREEMENT. The Authority issued the Subordinated Notes under a Note Purchase Agreement dated as of September 29, 1995 (as it may be amended from time to time, the "Note Purchase Agreement") between the Authority and Sun International Hotels Limited, a Bahamian corporation ("Purchaser"). The terms of the Subordinated Notes include and are subject to all terms stated in the Note Purchase Agreement and Holders are referred to the Note Purchase Agreement for a statement of such terms. The Subordinated Notes are obligations of the Authority limited to $40 million in aggregate principal amount plus an aggregate principal amount equal to amounts paid under the Completion Guarantee. The terms of the Note Purchase Agreement shall govern any inconsistencies between the Note Purchase Agreement and the Subordinated Notes. The Subordinated Notes are secured by a perfected, second priority security interest in the Cash Maintenance Account and, upon the repayment in full of all Obligations under the Senior Notes and the Senior Note Indenture and the discharge thereof, will be secured by a perfected, first priority interest in such account (subject to any liens permitted by the terms of the Senior Notes and the Senior Note Indenture).

      5. OPTIONAL REDEMPTION. The Authority may not redeem or, except as permitted by the terms of the Note Purchase Agreement, otherwise repurchase the Subordinated Notes until the Senior Notes have been repaid in full. Thereafter, the Subordinated Notes may be redeemed, in whole or in part, at the option of the Authority, at par plus accrued and unpaid Interest thereon to the applicable date of redemption.

      Notwithstanding any provision contained herein to the contrary, the Tribe at any time shall be entitled to acquire the Subordinated Notes from the Holders thereof at a price equal to 100% of the principal amount thereof plus all accrued and unpaid interest thereon.

      Notwithstanding any other provisions of the Note Purchase Agreement, if any Gaming Regulatory Authority requires that a Holder or beneficial owner of the Subordinated Notes be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any gaming license or franchise of the Authority or any Subsidiary under any applicable gaming laws, and the Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Regulatory Authority (or such lesser period that may be required by such Gaming Regulatory Authority) or if such Holder or beneficial owner is not so licensed, qualified or found suitable, the Authority has the right, at its option, (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Subordinated Notes within 30 days of receipt of such notice of such finding by the applicable Gaming Authority (or such earlier date as may be required by the applicable Gaming Regulatory Authority) or (ii) to call for redemption of the Subordinated Notes of such Holder or beneficial owner at a redemption price equal to the lesser of the principal amount thereof or the price at which such Holder or beneficial owner acquired the Subordinated Notes, together with, in either case, accrued and unpaid Interest (including Deferred Interest) to the earlier of the date of redemption or the date of the finding of unsuitability by such Gaming Regulatory Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Authority; provided, however, that the Authority may not redeem any Subordinated Notes pursuant to this provision if an Event of Default has occurred and is continuing under the Senior Note Indenture until such time as there ceases to be any such Event of Default under the Senior Note Indenture. The Authority shall not be required to pay or reimburse any Holder or beneficial owner of Subordinated Notes who is required to apply for any such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expenses shall be the obligation of such Holder or beneficial owner.

      6. MANDATORY REDEMPTION. The Authority shall not be required to make mandatory redemption or sinking fund payments with respect to the Subordinated Notes.

      7. REPURCHASE AT OPTION OF HOLDER. Upon a Change of Control, as defined in the Note Purchase Agreement, the Authority may be required to offer to purchase all of the outstanding Subordinated Notes in accordance with the provisions set forth in the Note Purchase Agreement. Holders of Subordinated Notes will receive an offer to purchase from the Authority prior to any related purchase date, and may elect to have their Subordinated Notes purchased by completing the form entitled "Option of Holders to Elect Purchase" appearing below. Such offer and the obligation to repurchase tendered Subordinated Notes is subject to certain restrictions related to the priority of the Senior Notes.

      8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Subordinated Notes are to be redeemed at its registered address. Subordinated Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Subordinated Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Subordinated Notes or portions thereof called for redemption.

      9. DENOMINATIONS, TRANSFER, EXCHANGE. The Subordinated Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Subordinated Notes may be registered and Subordinated Notes may be exchanged as provided in the Note Purchase Agreement. The Registrar and the Authority may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Authority may require a Holder to pay any taxes and fees required by law or permitted by the Note Purchase Agreement. The Authority need not exchange or register the transfer of any Subordinated Note or portion of a Suboprdinated Note selected for redemption, except for the unredeemed portion of any Subordinated Note being redeemed in part. Also, it need not exchange or register the transfer of any Subordinated Notes for a period of 15 days before a selection of Subordinated Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      10. PERSONS DEEMED OWNERS. Prior to due presentment to the Registrar for registration of the transfer of this Subordinated Note, the Registrar, the Paying Agent, the Defeasance Agent (collectively, the "Agents") and the Authority may deem and treat the Person in whose name this Subordinated Note is registered as the absolute owner thereof for the purpose of receiving payment of principal of and premium, if any, and interest on this Subordinated Note and for all other purposes whatsoever, whether or not this Subordinated Note is overdue, and neither any Agent nor the Authority shall be affected by notice to the contrary. The registered holder of a Subordinated Note shall be treated as its owner for all purposes.

      11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Note Purchase Agreement and the Subordinated Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Subordinated Notes, and any existing default or compliance with any provision of the Note Purchase Agreement or the Subordinated Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Subordinated Notes.

      12. DEFAULTS AND REMEDIES. Events of Default include (as more fully described in, and subject to the terms and conditions of, the Note Purchase Agreement as it may be amended from time to time): (i) default in payment of interest when due and payable on any Note for 30 days, (ii) default in payment of principal of or premium, if any, on any Subordinated Note when due, (iii) failure by the Authority for 90 days after written notice to it to comply with any of its other agreements in the Note Purchase Agreement or the Subordinated Notes and (iv) certain events of bankruptcy or insolvency. If any Event of Default occurs and is continuing, the Holders of at least 25% in principal amount of the then outstanding Subordinated Notes may declare the principal of and premium, if any, interest and any other monetary obligations on all of the Subordinated Notes to be due and payable; provided, however, that no such declaration may be made unless and until all Obligations under the Senior Notes and the Senior Note Indenture have been paid in full and the same have been discharged. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, if all Obligations under the Senior Notes and the Senior Note Indenture have been paid in full and the same have been discharged, all outstanding Subordinated Notes shall become due and payable without further action or notice. The Holders of a majority in aggregate principal amount of the Subordinated Notes then outstanding may on behalf of the Holders of all of the Subordinated Notes waive any existing Default or Event of Default and its consequences under the Note Purchase Agreement and the Subordinated Notes except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Subordinated Notes. The Authority is required to deliver to the Holders annually a statement regarding compliance with the Note Purchase Agreement, and the Authority is required, within five Business Days upon becoming aware of any Default or Event of Default, to deliver to the Holders a statement specifying such Default or Event of Default.

      13. SUBORDINATION. The Subordinated Notes are subordinated in right of payment to Senior Indebtedness pursuant to Article VIII of the Note Purchase Agreement.

      14. NO RECOURSE AGAINST OTHERS. Neither the Tribe nor any officer, office holder, employee, agent, representative, member of the Authority or the Tribe, as such, shall have any liability for any obligations of the Authority under the Subordinated Notes or the Note Purchase Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Subordinated Notes.

      15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      16. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Authority has caused CUSIP numbers to be printed on the Subordinated Notes and the Authority may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Subordinated Notes or as contained in any notice or redemption and reliance may be placed only on the other identification numbers placed thereon.

      The Authority shall furnish to any Holder upon written request and without charge a copy of the Note Purchase Agreement. Request may be made to:

                         Mohegan Tribal Gaming Authority
                   c/o Mohegan Tribe of Indians of Connecticut
                                 27 Church Lane
                              Uncasville, CT 06392
                           Attn: Ralph Sturgis, Chief
                        Carlisle Fowler and Roland Harris
                             Business Board Members

                                 ASSIGNMENT FORM

      To assign this Subordinated Note, fill in the form below: (I) or (we) assign and transfer this Subordinated Note to:

________________________________________________________________________________
                 (Insert assigneee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ___________________________________________________ to
transfer this Subordinated Note on the books of the Authority. The agent may substitute another to act for him.



Date:



                                    Your Signature:____________________________
                               (Sign exactly as your name appears on the face of
                                 this Note)


Signature Guarantee.

                       Option of Holder to Elect Purchase

      If you want to elect to have this Note purchased by the Authority pursuant to a Change of Control, check the following box and specify the amount: |_| $______________

Date:                                Your Signature:

                                        (Sign exactly as your name appears on
                                          the Note)


                                     Tax Identification No.: ______________


Signature Guarantee: